UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

    Preliminary Proxy Statement
    Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
    Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Material Pursuant to §240.14a-12

ARMOR HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

ARMOR HOLDINGS, INC.

13386 INTERNATIONAL PARKWAY
JACKSONVILLE, FLORIDA 32218

April 27, 2007

To Our Stockholders:

On behalf of the Board of Directors of Armor Holdings, Inc., I cordially invite you to attend the Annual Meeting of Stockholders to be held on Tuesday, June 19, 2007, at 10:00 A.M., New York City time, at One Landmark Square, 22nd Floor, Stamford, Connecticut 06901.

The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented.

A copy of the 2006 Annual Report is being mailed to you along with this Proxy Statement.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, I URGE THAT YOU PARTICIPATE BY COMPLETING AND RETURNING YOUR PROXY AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING.

Cordially,
ARMOR HOLDINGS, INC.
/s/ Warren B. Kanders Warren B. Kanders Chief Executive Officer

ARMOR HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 19, 2007

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of the Stockholders, and any adjournments or postponements thereof, of Armor Holdings, Inc., which will be held on Tuesday, June 19, 2007, at 10:00 A.M., New York City time, at One Landmark Square, 22nd Floor, Stamford, Connecticut 06901, for the following purposes:

1.	To elect six members to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1);

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Armor Holdings, Inc.’s independent auditors for the fiscal year ending December 31, 2007 (Proposal 2);

3.	To transact such other business as may properly be brought before the meeting, including proposals to adjourn or postpone the meeting.

Stockholders of record at the close of business on April 25, 2007 are entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING.

By order of the Board of Directors
/s/ Ian T. Graham Ian T. Graham Secretary

April 27, 2007

ARMOR HOLDINGS, INC.
13386 INTERNATIONAL PARKWAY
JACKSONVILLE, FLORIDA 32218

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

JUNE 19, 2007

INTRODUCTION

Proxy Solicitation and General Information

This Proxy Statement and the enclosed Proxy Card are being furnished to the holders of common stock, par value $.01 per share, of Armor Holdings, Inc., a Delaware corporation (which is sometimes referred to in this Proxy Statement as ‘‘Armor Holdings,’’ ‘‘Company,’’ ‘‘we,’’ or ‘‘us’’), in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on Tuesday, June 19, 2007 at One Landmark Square, 22nd Floor, Stamford, Connecticut 06901, at 10:00 A.M., New York City time, and at any adjournments or postponements thereof. This Proxy Statement and the Proxy Card are first being sent to stockholders on or about April 30, 2007. Our principal executive offices are located at 13386 International Parkway, Jacksonville, Florida 32218.

At the meeting, stockholders will be asked:

1.	To elect six members to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1);

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Armor Holdings’ independent auditors for the fiscal year ending December 31, 2007 (Proposal 2);

3.	To transact such other business as may properly be brought before the meeting, including proposals to adjourn or postpone the meeting.

The Board of Directors has fixed the close of business on April 25, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Each such stockholder will be entitled to one vote for each share of common stock held on all matters to come before the meeting and may vote in person or by proxy authorized in writing.

Stockholders are requested to complete, sign, date and promptly return the enclosed Proxy Card in the enclosed envelope. Proxies which are not revoked will be voted at the meeting in accordance with instructions contained therein. If the Proxy Card is signed and returned without instructions, the shares will be voted FOR the election of each nominee for director named in this Proxy Statement (Proposal 1) and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Armor Holdings’ independent auditors for the fiscal year ending December 31, 2007 (Proposal 2). A stockholder who so desires may revoke his proxy at any time before it is voted at the meeting by: (i) delivering written notice to us (attention: Secretary); (ii) duly executing and delivering a proxy bearing a later date; or (iii) casting a ballot at the meeting. Attendance at the meeting will not in and of itself constitute a revocation of a proxy.

The Board of Directors knows of no other matters that are to be brought before the meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy Card or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding and Entitled to Vote

Only stockholders as of the close of business on April 25, 2007 (the ‘‘Record Date’’) are entitled to notice of and to vote at the meeting. As of the Record Date, there were 35,578,482 shares of our common stock outstanding and entitled to vote, with each share entitled to one vote. See ‘‘Security Ownership of

Certain Beneficial Owners and Management’’ for information regarding the beneficial ownership of our common stock by our directors, executive officers and stockholders known to us to own 5% or more of our common stock.

Our common stock is traded on the New York Stock Exchange under the symbol ‘‘AH’’. On April 27, 2007, the last full trading date prior to the printing and mailing of this Proxy Statement, the reported closing price for the common stock on the New York Stock Exchange was $70.81. Stockholders are urged to obtain the current market quotation for the shares of our common stock.

Required Votes

The presence at the Annual Meeting, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business. Each share of Armor Holdings common stock entitles the holder to one vote on each matter presented for stockholder action. The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors (Proposal 1). The affirmative vote of a majority of the votes cast in person or by proxy is necessary for the approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2007 (Proposal 2).

An independent inspector of elections appointed by our transfer agent or us will tabulate votes at the meeting. Since the affirmative vote of a plurality of votes cast is required for the election of directors (Proposal 1), abstentions and ‘‘broker non-votes’’ will have no effect on the outcome of such election. Since the affirmative vote of a majority of the votes cast is necessary for approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2007 (Proposal 2), an abstention will have the same effect as a negative vote, but ‘‘broker non-votes’’ will have no effect on the outcome of the voting for such Proposals.

Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may be precluded from exercising their discretion, depending on the type of proposal involved. Shares as to which brokers have not exercised discretionary authority or received instructions from beneficial owners are considered ‘‘broker non-votes,’’ and will be counted for purposes of determining whether there is a quorum.

Proxy Solicitation

Armor Holdings will bear the costs of the solicitation of proxies for the Annual Meeting of Stockholders to be held on June 19, 2007. Armor Holdings may retain the proxy solicitation firm of MacKenzie Partners, Inc. to assist it in the distribution and solicitation of proxies. Armor Holdings will pay MacKenzie Partners, Inc. a fee of approximately $5,000, plus reasonable expenses, for these services if retained. Our directors, officers and employees may solicit proxies from stockholders by mail, telephone, telegram, e-mail, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of our common stock held of record by them and such parties will be reimbursed for their reasonable expenses.

List of Stockholders

In accordance with Delaware General Corporation Law (the ‘‘DGCL’’), a list of Stockholders entitled to vote at the Meeting will be available for ten days prior to the Meeting, for any purpose germane to the Meeting, between the hours of 10:00 a.m. and 5:00 p.m., local time, at our offices at 13386 International Parkway, Jacksonville, Florida 32218.

It is desirable that as large a proportion as possible of the stockholders’ interests be represented at the meeting. Therefore, even if you intend to be present at the meeting, please sign and return the enclosed Proxy Card to ensure that your stock will be represented. If you are present at the meeting and desire to do so, you may withdraw your proxy and vote in person by giving written notice to the Secretary of Armor Holdings. Please return your executed Proxy Card promptly.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY
DIRECTORS, OFFICERS AND PRINCIPAL SHAREHOLDERS

The following table sets forth as of April 25, 2007 the number of shares and percentage of our common stock owned by (i) each person known to us to beneficially own five percent or more of our common stock, (ii) each of our directors and nominees for director, (iii) each of our named executive officers set forth in the Summary Compensation Table on page 20, and (iv) our executive officers, directors and nominees for director as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o Armor Holdings, Inc., 13386 International Parkway, Jacksonville, Florida 32218.

Name	Amount and nature of beneficial ownership (1)	Percentage (14)
Warren B. Kanders and Kanders Florida Holdings, Inc. (2)	3,545,999	9.6%
T. Rowe Price Associates, Inc. (3)	2,446,050	6.9%
FleetBoston Financial Corporation (4)	2,065,005	5.8%
Robert R. Schiller (5)	697,454	1.9%
Robert F. Mecredy (6)	233,049	*
Nicholas Sokolow (7)	219,916	*
Glenn J. Heiar (8)	207,928	*
Dennis M. Dellinger (9)	60,000	*
Burtt R. Ehrlich (10)	113,880	*
Deborah A. Zoullas (11)	77,794	*
David R. Haas (12)	50,000	*
All directors, nominees for directors and executive officers as a group (9 persons) (13)	5,206,020	13.7%

*	Less than 1%.
(1)	As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of April 25, 2007.
(2)	The amount of securities reported as beneficially owned includes: 100,000 shares owned by Kanders & Co., of which Mr. Kanders is the sole stockholder and sole director; and, 1,859,775 shares held by Kanders Florida Holdings, Inc., of which Mr. Kanders is the sole stockholder and sole director. The amount of securities reported as beneficially owned also includes presently exercisable stock options to purchase: (i) 328,800 shares at an exercise price of $37.90 per share; sales of common stock issued upon an exercise of any such options will be subject to the following lock-up restrictions: 100,000 shares will be restricted from sale until January 1, 2008; 128,800 shares will be restricted from sale until January 1, 2009; and 50,000 shares will be restricted from sale until January 1, 2010; in addition, upon Mr. Kanders’ voluntary termination of employment with the Company or his termination by the Company for cause, if the foregoing lock-up periods have not yet expired, they shall each be extended for an additional five year period; (ii) 12,300 shares at an exercise price of $24.07 per share; (iii) 250,000 shares at an exercise price of $24.07 per share; (iv) 286,034 shares at an exercise price of $14.32 per share; (v) 8,125 shares at an exercise price of $14.44 per share; (vi) 250,000 shares at an exercise price of $28.90 per share; (vii) 50,000 shares at an exercise price of $45.93 per share; sales of common stock issued upon an exercise of any such options will be restricted from sale until January 3, 2008; in addition, upon Mr. Kanders’ voluntary termination of employment with the Company or his termination by the Company for cause, if the foregoing lock-up period has not yet expired it shall be extended for an additional five year period; and (viii) 100,000 shares at an exercise price of $45.93 per share. The amount of securities reported as beneficially owned excludes: 3,724 shares of common stock awarded to the reporting person by the issuer as a restricted stock award vest on January 1, 2008.
(3)	This information has been obtained from Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 13, 2007. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.
(4)	This information has been obtained from the Schedule 13G filed by FleetBoston Financial Corporation on February 13, 2004. The address of FleetBoston Financial Corporation is 100 Federal Street, Boston, MA 02110.
(5)	The amount of securities reported as beneficially owned also includes presently exercisable stock options to purchase: (i) 219,200 shares at an exercise price of $37.90 per share; sales of common stock issued upon an exercise of any such options will be subject to the following lock-up restrictions: 66,666 shares will be restricted from sale until January 1, 2008; 85,867 shares will be restricted from sale until January 1, 2009; and 33,334 shares will be restricted from sale until January 1, 2010; in addition, upon Mr. Schiller’s voluntary termination of employment with the Company or his termination by the Company for cause, any of the foregoing lock-up periods which have not yet expired shall be extended for an additional five year period; (ii) 134,000 shares at an exercise price of $17.12 per share; (iii) 53,406 shares at an exercise price of $15.05 per share; and (iv) 100,000 shares at an exercise price of $45.93 per share; sales of common stock issued upon an exercise of any such options are subject to the following lock-up restrictions: 33,334 shares will be restricted from sale until January 3, 2008; in addition, upon Mr. Schiller’s voluntary termination of employment with the Company or his termination by the Company for cause, the foregoing lock-up period which has not yet expired shall be extended for an additional five year period. The amount of securities reported as beneficially owned excludes 3,724 shares of restricted stock which vest on January 1, 2008.
(6)	Includes stock options to purchase: (i) 8,334 shares at an exercise price of $23.09 which are presently exercisable; (ii) 66,666 shares at an exercise price of $17.12 which are presently exercisable; (iii) 75,000 shares at an exercise price of $44.76 which are presently exercisable; sales of common stock issued upon an exercise of any such options will be subject to the following lock−up restrictions: all of the shares will be restricted from sale for two years from February 10, 2005 (the ‘‘Vesting Date’’), 75% of the shares will be restricted from sale for three years from the Vesting Date, 50% of the shares will be restricted from sale for four years from the Vesting Date, and 25% of the shares will be restricted from sale for five years from the Vesting Date; and (iv) 75,000 shares at an exercise price of $37.90 which are presently exercisable; sales of common stock issued upon an exercise of any such options will be subject to the following lock−up restrictions: 6,250 shares will be restricted from sale until January 1, 2008; 12,500 shares will be restricted from sale until January 1, 2009; 18,750 shares will be restricted from sale until January 1, 2010; 18,750 shares will be restricted from sale until January 1, 2011; 12,500 shares will be restricted from sale until January 1, 2012; and 6,250 shares will be restricted from sale until January 1, 2013; in addition, upon Mr. Mecredy’s voluntary termination of employment with the Company or his termination by the Company for cause, any of the foregoing lock−up periods which have not yet expired shall be extended for an additional five year period. Excluded are the following unvested grants of restricted stock: (i) 1,117 shares which vest on January 1, 2008; and (ii) 25,000 shares which will vest upon a change of control of the Company.
(7)	The amount of securities reported as beneficially owned also includes presently exercisable stock options to purchase: (i) 10,000 shares at an exercise price of $9.6875 per share, (ii) 10,000 shares at an exercise price of $13.1875 per share, (iii) 12,500 shares at an exercise price of $14.44 per share, (iv) 12,500 shares at an exercise price of $24.07 per share, (v) 15,000 shares at an exercise price of $14.32 per share, and (vi) 12,500 shares at an exercise price of $35.40 per share; and (vii) 37,500 shares at an exercise price of $39.20; sales of common stock issued upon an exercise of any such options are subject to lock-up restrictions; such lock-up restrictions will be released in accordance with the following schedule: on each calendar quarter beginning on September 30, 2005 and ending on June 30, 2008, 3,125 shares will be released from such lock-up restrictions; in addition, upon Mr. Sokolow’s voluntary resignation from the Board of Directors of the Company or his removal from the Board of Directors of the Company for cause, if any of the foregoing lock-up periods have not yet expired, they shall be extended for an additional five year period and, upon a change in control of the Company, any lock-up release periods that are still in effect with respect to shares shall terminate upon the occurrence of such change in control. Also includes 67,000 shares owned by S.T. Investors Fund, LLC, a limited liability company of which Mr. Sokolow is a general manager, 10,000 shares owned by Mr. Sokolow’s profit sharing plan and 11,200 shares held for the benefit of Mr. Sokolow’s children and of which Mr. Sokolow disclaims beneficial ownership.
(8)	The amount of securities reported as beneficially owned also includes presently exercisable stock options to purchase: (i) 75,000 shares at an exercise price of $37.90 per share; sales of common stock issued upon an exercise of any such options will be subject to the following lock-up restrictions: 6,250 shares will be restricted from sale until January 1, 2008; 12,500 shares will be restricted from sale until January 1, 2009; 18,750 shares will be restricted from sale until January 1, 2010; 18,750 shares will be restricted from sale until January 1, 2011; 12,500 shares will be restricted from sale until January 1, 2012; and 6,250 shares will be restricted from sale until January 1, 2013; in addition, upon Mr. Heiar’s voluntary termination of employment with the Company or his termination by the Company for cause, any of the foregoing lock-up periods which have not yet expired shall be extended for an additional five year period; (ii) 60,000 shares at an exercise price of $28.46; (iii) 40,000 shares at an exercise price of $28.46; sales of common stock issued upon an exercise of any such options are subject to the following lock-up restrictions: 20,000 shares will be restricted from sale until March 11, 2008; and 20,000 shares will be restricted from sale until March 11, 2009; in addition, upon Mr. Heiar’s voluntary termination of employment with the Company or his termination by the Company for cause, any of the foregoing lock-up periods which have not yet expired shall be extended for an additional five year period; and (iv) 25,000 shares at an exercise price of $44.76; sales of common stock issued upon an exercise of any such options will be subject to the following lock-up restrictions: all of the shares will be restricted from sale for two years from February 10, 2005 (the ‘‘Vesting Date’’), 75% of the shares will be restricted from sale for three years from the Vesting Date, 50% of the shares will be restricted from sale for four years from the Vesting Date, and 25% of the shares will be restricted from sale for five years from the Vesting Date. The amount of securities reported as beneficially owned excludes: (i) 652 shares of restricted stock which will vest on January 1, 2008; (ii) 25,000 shares of restricted stock which will vest upon a change of control of the Company.
(9)	Includes stock options to purchase: (i) 50,000 shares at an exercise price of $57.12 which are presently exercisable; sales of common stock issued upon an exercise of any such options will be subject to the following lock-up restrictions: 10,000 shares will be restricted from sale until May 31, 2007; 10,000 shares will be restricted from sale until May 31, 2008; 10,000 shares will be restricted from sale until May 31, 2009; 10,000 shares will be restricted from sale until May 31, 2010; and 10,000 shares will be restricted from sale until May 31, 2011. Excluded are the following unvested grants of restricted stock: (i) 2,000 shares of restricted stock of which vest on May 31, 2008; (ii) 2,000 shares of restricted stock of which vest on May 31, 2009; (iii) 2,000 shares of restricted stock of which vest on May 31, 2010; and (iv) 2,000 shares of restricted stock of which vest on May 31, 2011.
(10)	The amount of securities reported as beneficially owned also includes presently exercisable stock options to purchase: (i) 3,500 shares at an exercise price of $24.07 per share; (ii) 12,500 shares at an exercise price of $35.40 per share; and (iii) 37,500 shares at an exercise price of $39.20; sales of common stock issued upon an exercise of any such options are subject to lock-up restrictions; such lock-up restrictions will be released in accordance with the following schedule: on each calendar quarter beginning on September 30, 2005 and ending on June 30, 2008, 3,125 shares will be released from such lock-up restrictions; in addition, upon Mr. Ehrlich’s voluntary resignation from the Board of Directors of the Company or his removal from the Board of Directors of the Company for cause, if any of the foregoing lock-up periods have not yet expired, they shall be extended for an additional five year period and, upon a change in control of the Company, any lock-up release periods that are still in effect with respect to shares shall terminate upon the occurrence of such change in control. The amount of securities reported as beneficially owned excludes: (i) 11,500 shares owned by Mr. Ehrlich’s son; and (ii) 400 shares owned by Mr. Ehrlich’s spouse’s individual retirement account of which Mr. Ehrlich disclaims beneficial ownership.
(11)	The amount of securities reported as beneficially owned also includes presently exercisable stock options to purchase: (i) 15,794 shares at an exercise price of $13.98; (ii) 12,000 shares at an exercise price of $14.32 per share, (iii) 12,500 shares at an exercise price of $35.40 per share; and (iv) 37,500 shares at an exercise price of $39.20 which are presently exercisable; sales of common stock issued upon an exercise of any such options are subject to lock-up restrictions; such lock-up restrictions will be released in accordance with the following schedule: on each calendar quarter beginning on September 30, 2005 and ending on June 30, 2008, 3,125 shares will be released from such lock-up restrictions; in addition, upon Ms. Zoullas’s voluntary resignation from the Board of Directors of the Company or her removal from the Board of Directors of the Company for cause, if any of the foregoing lock-up periods have not yet expired, they shall be extended for an additional five year period and upon a change in control of the Company, any lock-up release periods that are still in effect with respect to such shares shall terminate upon the occurrence of such change in control.
(12)	The amount of securities reported as beneficially owned includes presently exercisable stock options to purchase: (i) 12,500 shares at an exercise price of $35.40 and (ii) 37,500 shares at an exercise price of $39.20; sales of common stock issued upon an exercise of any such options are subject to lock-up restrictions; such lock-up restrictions will be released in accordance with the following schedule: on each calendar quarter beginning on September 30, 2005 and ending on June 30, 2008, 3,125 shares will be released from such lock-up restrictions; in addition, upon Mr. Haas’s voluntary resignation from the Board of Directors of the Company or his removal from the Board of Directors of the Company for cause, if any of the foregoing lock-up periods have not yet expired, they shall be extended for an additional five year period and, upon a change in control of the Company, any lock-up release periods that are still in effect with respect to shares shall terminate upon the occurrence of such change in control.
(13)	See footnotes (2) and (5) through (12).
(14)	Percent is based on 35,578,482 shares of common stock outstanding as of April 25, 2007.

We are not aware of any material proceedings to which any of our directors, nominees for director, executive officers, affiliates of the foregoing persons or any security holder, including any owner of record or beneficial owner of more than 5% of any class of our voting securities, is a party adverse to us or has a material interest adverse to us.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation, as amended, and Amended and Restated Bylaws provide that we may have between three and fifteen directors, with such number to be fixed by the Board of Directors. The number of directors is currently fixed at seven, with six directors presently serving and one vacancy.

Our directors are elected annually at the annual meeting of stockholders. Their respective terms of office continue until the next annual meeting of stockholders and until their successors have been elected and qualified in accordance with our Amended and Restated Bylaws. There are no family relationships among any of our directors or executive officers.

Unless otherwise specified, each proxy received will be voted for the election of directors of the six nominees named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Each of the nominees has consented to be named a nominee in this Proxy Statement and to serve as a director if elected. Should any nominee become unable or unwilling to accept a nomination or election, the persons named in the enclosed Proxy Card will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with our Amended and Restated Bylaws.

The following persons have been nominated as directors:

Warren B. Kanders, 49, has served as the Founder and Chairman of our Board since January 1996 and as our Chief Executive Officer since April 9, 2003. Mr. Kanders has served as a member of the Board of Directors of Clarus Corporation since June 2002 and as the Executive Chairman of Clarus Corporation’s Board of Directors since December 2002, as the Executive Chairman of the Board of Net Perceptions, Inc. since April 2004, and as the Chairman of the Board of Directors of Langer, Inc. since November 2004. From October 1992 to May 1996, Mr. Kanders served as Founder and Vice Chairman of the Board of Benson Eyecare Corporation. Mr. Kanders also serves as President of Kanders & Company, Inc., a private investment firm owned and controlled by Mr. Kanders that makes investments in and renders consulting services to public and private entities. Mr. Kanders received a B.A. degree in Economics from Brown University in 1979.

Burtt R. Ehrlich, 67, has served as one of our directors since January 1996. Mr. Ehrlich has served as a member of the Board of Directors of Clarus Corporation since June 2002 and as a member of the Board of Directors of Langer, Inc. since February 2001. Mr. Ehrlich served as Chairman and Chief Operating Officer of Ehrlich Bober Financial Corp. (the predecessor of Benson Eyecare Corporation) from December 1986 until October 1992, and as a director of Benson Eyecare Corporation from October 1992 until November 1995.

David R. Haas, 65, has served as one of our directors since April 2004. Mr. Haas has served as a member of the Board of Directors of National CineMedia, Inc. since February 2007. Mr. Haas has served as a member of the Board of Directors of Information Holdings, Inc. from July 1998 to December 2004. Since 1995, Mr. Haas has been a private investor and a financial consultant specializing in financial planning and financing in varying industries. From 1990 until 1994, Mr. Haas was Senior Vice President and Controller of Time Warner, Inc., a leading media and entertainment company. Prior to Warner Communications Inc.’s merger with Time Inc. in 1990, Mr. Haas held various senior financial positions with Warner Communications Inc.

Robert R. Schiller, 44, has served as our President since January 1, 2004 and Chief Operating Officer since April 2003. Mr. Schiller has also held other positions at Armor Holdings and has served as an Executive Vice President from November 2000 to April 2003, Chief Financial Officer and Secretary from November 2000 to March 2004, as Executive Vice President and Director of Corporate Development from January 1999 to October 2000, and as Vice President of Corporate Development from July 1996 to December 1998. Mr. Schiller graduated with a B.A. in Economics from Emory University in 1985 and received a M.B.A. from Harvard Business School in 1991.

Nicholas Sokolow, 57, has served as one of our directors since January 1996. Mr. Sokolow has served as a member of the Board of Directors of Clarus Corporation since June 2002. Mr. Sokolow has also served as a member of the Board of Directors of Net Perceptions, Inc. since April 2004. Mr. Sokolow has been a partner in the law firm of Sokolow, Carreras & Associates since 1994. From June 1973 until October 1994, Mr. Sokolow was an associate and partner in the law firm of Coudert Brothers.

Deborah A. Zoullas, 54, has served as one of our directors since July 2002. Ms. Zoullas is a private investor. From December 1998 until December 2000, Ms. Zoullas served as the Executive Vice President of Sotheby’s Holdings, Inc. and during 2000 served on its Board of Directors. From 1974 until 1996, Ms. Zoullas worked in various capacities within the Investment Banking Division of Morgan Stanley & Co. Incorporated. Ms. Zoullas is an Advisory Director of Morgan Stanley, a member of the Advisory Board of The Stanford Business School, a Director of the Helena Rubinstein Foundation and a member of the Executive Committee of The Projects Committee of Memorial Sloan Kettering.

The affirmative vote of a plurality of the votes cast in person or by proxy at the annual meeting of stockholders is necessary for the election of directors (assuming a quorum of a majority of the outstanding shares of common stock is present).

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE ABOVE-NAMED DIRECTOR NOMINEES.

GOVERNANCE OF THE COMPANY

Corporate Governance

Our Board of Directors has a long-standing commitment to sound and effective corporate governance practices. The Company’s management and our Board of Directors has reviewed and continues to monitor our corporate governance practices in light of the Sarbanes-Oxley Act of 2002 and the listing requirements of the New York Stock Exchange. Based on that review, the Board of Directors maintains codes of ethics and conduct, corporate governance guidelines, committee charters, complaint procedures for accounting and auditing matters and an Audit Committee pre-approval policy.

Corporate Governance Guidelines and Documents

The Code of Ethics for Senior Executive and Financial Officers, the Code of Business Conduct and Ethics for Directors, Officers and Employees, the Complaint Procedures for Accounting and Auditing Matters, the Corporate Governance Guidelines, the Audit Committee Pre-Approval Policy, and the Charters of our Audit, Compensation and Nominating/Corporate Governance Committees were adopted by Armor Holdings for the purpose of promoting honest and ethical conduct, promoting full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by Armor Holdings, and promoting compliance with all applicable rules and regulations that apply to Armor Holdings and its officers and directors. The foregoing materials may be accessed at www.armorholdings.com, our Internet website, at the tab ‘‘Investor Relations.’’ In addition, you may request, without charge, a copy of our Code of Ethics for Senior Executive and Financial Officers, the Code of Business Conduct and Ethics for Directors, Officers and Employees, the Complaint Procedures for Accounting and Auditing Matters, the Corporate Governance Guidelines, the Audit Committee Pre-Approval Policy, and the Charters of our Audit, Compensation and Nominating/Corporate Governance Committees by submitting a written request for any of such materials to: Armor Holdings, Inc., c/o the Secretary at 13386 International Parkway, Jacksonville, Florida 32218.

Board of Directors

Our Board of Directors is currently comprised of the following six members: Warren B. Kanders, Burtt R. Ehrlich, David R. Haas, Robert R. Schiller, Nicholas Sokolow, and Deborah A. Zoullas. During fiscal 2006, the Board of Directors held fifteen meetings. The Board of Directors has standing Audit, Compensation and Nominating/Corporate Governance Committees. During fiscal 2006, all of the directors then in office attended at least 75% of the total number of meetings of the Board of Directors and the Committees of the Board of Directors on which they served. The Company does not have a formal policy as to Board of Director attendance at our annual meetings of Stockholders. All members of our Board of Directors then in office attended last year’s annual stockholders meeting which was held on June 20, 2006.

In connection with the New York Stock Exchange listing requirement that non-management directors meet at regularly scheduled executive sessions without management, the Board reappointed Nicholas Sokolow as the Presiding Director for such meetings until Armor Holdings’ 2007 annual meeting of stockholders. The primary responsibilities of the Presiding Director include presiding over periodic executive sessions of the non-management members of the Board and performing other duties that the Board may from time to time delegate to assist in the fulfillment of its responsibilities. The non-management members of the Board held two executive sessions during fiscal 2006.

Director Independence

In accordance with the listing requirements of the New York Stock Exchange, the Board of Directors has evaluated each of its directors’ independence from Armor Holdings based on the definition of ‘‘independence’’ established by the New York Stock Exchange. In its review of each director’s independence from Armor Holdings, the Board of Directors reviewed whether any transactions or relationships exist currently or, during the past year existed, between each director and Armor Holdings and its subsidiaries, affiliates, equity investors or independent auditors. The Board of Directors also examined whether there were any transactions or relationships between each director and members of the senior management of Armor Holdings or their affiliates.

Based on the Board’s review and the New York Stock Exchange’s definition of ‘‘Independence’’, the Board of Directors has determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and stockholder of the Company:

(1)	Burtt R. Ehrlich

(2)	David R. Haas

(3)	Nicholas Sokolow

(4)	Deborah A. Zoullas

In addition, based on such standards, the Board of Directors determined that: (a) Warren B. Kanders is not independent because he is the Chairman and Chief Executive Officer of the Company; and (b) Robert R. Schiller is not independent because he is the President and Chief Operating Officer of the Company.

Stockholder Communications with Directors

Stockholders may send communications to the Board of Directors or any committee thereof by writing to the Board or any such committee at Armor Holdings, Inc., c/o the Secretary at 13386 International Parkway, Jacksonville, Florida 32218. The Secretary will distribute all stockholder communications to the intended recipients and/or distribute to the entire Board, as appropriate.

In addition, stockholders may also contact the Presiding Director or any other non-management director by writing to the Presiding Director at Armor Holdings, Inc., c/o the Secretary at 13386 International Parkway, Jacksonville, Florida 32218. The Presiding Director will review and distribute all stockholder communications to the intended recipients and/or distribute to the entire Board, as appropriate.

Complaint Procedures

Complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by writing to the Chairman of the Audit Committee as follows: Armor Holdings, Inc., c/o Chairman of the Audit Committee, 13386 International Parkway, Jacksonville, Florida 32218. Complaints may be submitted on a confidential and anonymous basis by sending them in a sealed envelope marked ‘‘Confidential.’’

Audit Committee

The Audit Committee is responsible for the oversight and evaluation of (i) the qualifications, independence and performance of our independent auditors; (ii) the performance of our internal audit function; and (iii) the quality and integrity of our financial statements and the effectiveness of our internal control over financial reporting. In addition, the committee recommends to the Board of Directors the appointment of independent auditors and analyzes the reports and recommendations of such auditors. The committee also prepares the Audit Committee report required by the rules of Securities and Exchange Commission (the ‘‘Commission’’), and the report is included in this proxy statement beginning on page 13. During fiscal 2006, the Audit Committee consisted of Mr. Haas (Chairman), Mr. Ehrlich and Ms. Zoullas, each of whom were determined by the Board to be independent of Armor Holdings based on the New York Stock Exchange’s definition of ‘‘independence’’. The Board of Directors has identified Mr. Haas as the audit committee financial expert and determined that Mr. Haas is independent of Armor Holdings based on the New York Stock Exchange’s definition of ‘‘independence’’. The Audit Committee met seven times during fiscal 2006.

Compensation Committee

The Compensation Committee reviews recommendations for executive compensation, including incentive compensation and stock incentive plans and makes recommendations to the Board of Directors concerning levels of executive compensation and adoption of incentive and stock plans. Pursuant to this Committee’s charter, this Committee’s authority generally includes the authority to do each of the following:

•	To assist the Board of Directors in developing and evaluating potential candidates for senior executive positions, including the CEO, and to oversee the development of executive succession plans.

•	To review and approve corporate goals and objectives with respect to compensation for the Company’s CEO, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors, determine and approve the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Committee shall consider the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s CEO in past years.

•	To make recommendations to the Board of Directors with respect to non-CEO compensation, incentive-compensation plans and equity-based plans. The Committee shall also provide oversight of management’s decisions concerning the performance and compensation of other Company officers.

•	To review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board of Directors as needed. The Committee shall have and shall exercise all the authority of the Board of Directors with respect to the administration of such plans.

•	To produce this compensation committee report on executive compensation to be included in the Company’s proxy statement.

•	To review on an annual basis director compensation and benefits.

The Compensation Committee shall have authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee may deem appropriate in its sole discretion.

During fiscal 2006, the Compensation Committee consisted of Messrs. Sokolow (Chairman) and Ehrlich, each of whom were determined by the Board to be independent of Armor Holdings. The Compensation Committee met four times during fiscal 2006, and also held numerous informal discussions during fiscal 2006. During this period, the Compensation Committee retained various outside consultants.

Nominating/Corporate Governance Committee

The purpose of the Nominating/Corporate Governance Committee is to identify, evaluate and nominate candidates for election to the Board of Directors as well as review Armor Holdings’ corporate governance guidelines and other related documents for compliance with applicable laws and regulations such as the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange’s listing requirements. The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders. The names of such nominees should be forwarded to Armor Holdings, Inc., c/o the Secretary at 13386 International Parkway, Jacksonville, Florida 32218, who will submit them to the committee for its consideration. During fiscal 2006, the Nominating/Corporate Governance Committee consisted of Mr. Sokolow (Chairman), Mr. Ehrlich and Ms. Zoullas.

The functions of the Nominating/Corporate Governance Committee were considered at and acted upon by the entire Board of Directors during its meetings in fiscal 2006. As Messrs. Sokolow and Ehrlich and Ms. Zoullas were determined by the Board to be independent from Armor Holdings, the Nominating/Corporate Governance Committee will only be comprised of independent directors with relevant professional experience.

Candidates for the Board of Directors should possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility; have a genuine interest in Armor Holdings; have no conflict of interest or legal impediment which would interfere with the duty of loyalty owed to Armor Holdings and its stockholders; and have the ability and willingness to spend the time required to function effectively as a director of Armor Holdings. The Nominating/Corporate Governance Committee may engage third-party search firms from time to time to assist it in identifying and evaluating nominees for director. The Nominating/Corporate Governance Committee evaluates nominees recommended by stockholders, by other individuals and by the search firms in the same manner, as follows. The Nominating/Corporate Governance Committee reviews biographical information furnished by or about the potential nominees to determine whether they have the experience and qualities discussed above. When a Board vacancy occurs or is anticipated, the Nominating/Corporate Governance Committee determines which of the qualified candidates to interview, based on the current needs of the Board and Armor Holdings, and members of the Nominating/Corporate Governance Committee meet with these individuals. If, after such meetings, the Nominating/Corporate Governance Committee determines to recommend any candidate to the Board for consideration, that individual is invited to meet with the entire Board. The Board then determines whether to select the individual as a director-nominee.

Compensation of Directors

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties on our Board and Board committee as well as the skill-level required by the Company of members of the Board and the need to continue to attract highly qualified candidates to serve on our Board. Director compensation arrangements are reviewed annually to maintain such standards.

Director Summary Compensation Table

The following table summarizes the compensation paid to our non-employee directors for the fiscal year ended December 31, 2006:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Burtt R. Ehrlich	$28,500	—	—	—	—	—	$28,500
David R. Haas	66,000	—	—	—	—	—	66,000
Nicholas Sokolow	71,000	—	—	—	—	—	71,000
Thomas W. Strauss (2)	10,500	—	—	—	—	—	10,500
Deborah A. Zoullas	26,000	—	—	—	—	—	26,000

(1)	Warren B. Kanders, the Company’s Chairman and Chief Executive Officer, and Robert R. Schiller, the Company’s President and Chief Operating Officer, are not included in this table as they are employees of the Company and thus receive no compensation for their service as directors. The compensation for Messrs. Kanders and Schiller as employees of the Company as shown in the Summary Compensation Table.
(2)	Effective June 20, 2006, Thomas Strauss was no longer a member of the Board of Directors.

Discussion of Director Compensation

For fiscal year 2007, the non-management directors of Armor Holdings will receive cash in the amount of $16,000 which is payable quarterly during the course of the year. In addition, the Chairs of the Nominating/Corporate Governance Committee and the Audit Committee will each be paid $50,000 to serve as the Chair of such committee which will be payable quarterly during the course of the year. Members of a Board Committee will each be paid $5,000, except for the Chairs of the Nominating/Corporate Governance Committee and the Audit Committee who will each be paid the Chair compensation set forth in the immediately preceding sentence. The members of the Board are reimbursed by us for their travel and other expenses incurred by them in connection with company business. Messrs. Kanders and Schiller, as members of the Board of Directors, are compensated pursuant to their respective employment agreements and are not entitled to receive the compensation that is paid to our non-management directors.

Involvement in Certain Legal Proceedings

No director, executive officer, or person nominated to become a director or executive officer has, within the last five years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any property or any business of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities or practice; or (iv) been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been subsequently reversed, suspended or vacated.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors has appointed an Audit Committee consisting of three directors. Each of the members of the Audit Committee is independent from Armor Holdings and is financially literate as that qualification is interpreted by the Board of Directors, The New York Stock Exchange and the Commission. The Board of Directors has adopted a written charter with respect to the Audit Committee’s roles and responsibilities.

Management is responsible for the preparation, integrity and fair presentation of information in the consolidated financial statements of Armor Holdings, the financial reporting process and internal control over financial reporting. The external auditor is responsible for performing an independent audit of Armor Holdings’ consolidated financial statements and internal control over financial reporting in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has had various discussions with management and the independent auditors. Management represented to us that Armor Holdings’ consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and we have reviewed and discussed the quarterly and annual earnings press releases, our quarterly filings with the Commission on Form 10-Q during fiscal 2006, our annual report filed with the Commission on Form 10-K for fiscal 2006 and our consolidated financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended, and Rule 2-07 (Communication With Audit Committees) of Regulation S-X.

The Audit Committee has received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent auditors their independence from Armor Holdings and its management. The Audit Committee also considered whether the independent auditors’ provision of audit and non-audit services to Armor Holdings is compatible with maintaining the independent auditors’ independence.

The Audit Committee discussed with Armor Holdings’ internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee discussed with the internal and independent auditors, with and without management present, the results of their examinations, the evaluations of Armor Holdings’ internal controls, and the overall quality and integrity of Armor Holdings’ financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Armor Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Commission.

AUDIT COMMITTEE
David R. Haas (Chairman) Burtt R. Ehrlich Deborah A. Zoullas

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Aggregate fees for professional services rendered for Armor Holdings by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2006 and 2005 were:

	2006	2005
Audit Fees	$2,779,548	$1,693,269
Audit Related Fees	83,762	349,000
Tax Fees	969,564	631,000
All Other Fees	139,100	—
Total	$3,971,974	$2,673,269

Audit Fees

The Audit Fees for the fiscal years ended December 31, 2006 and 2005, respectively, were for professional services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2006 and 2005, as applicable, and for the review of our consolidated financial statements included in our quarterly reports on Form 10-Q for fiscal 2006 and 2005, as applicable. In addition, Audit Fees for both fiscal years 2006 and 2005 also includes fees for services rendered to us by PricewaterhouseCoopers LLP for statutory and subsidiary audits, comfort letters, consents and assistance with review of documents filed with the Commission aggregating $559,645 and $168,069 in fiscal years 2006 and 2005, respectively.

Audit Related Fees

The Audit Related Fees as of the fiscal years ended December 31, 2006 and 2005, respectively, were for assurance and related services related to employee benefit plan audits and due diligence related to mergers and acquisitions.

Tax Fees

Tax Fees as of the fiscal years ended December 31, 2006 and 2005, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refund, tax planning and advice, including assistance with and representation in tax audits and appeals, advice related to mergers and acquisitions, tax services for employee benefit plans, and requests for rulings or technical advice from tax authorities.

All Other Fees

All Other Fees for the fiscal year ended December 31, 2006 included $88,600 for human resources consulting and $50,000 for due diligence assistance provided by PricewaterhouseCoopers LLP’s transactions services group. There were no fees incurred for All Other Fees for the fiscal year ended December 31, 2005.

Auditor Independence

The Audit Committee has considered the non-audit services provided by PricewaterhouseCoopers LLP and determined that the provision of such services had no effect on PricewaterhouseCoopers LLP’s independence from Armor Holdings.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee must review and pre-approve all audit and non-audit services provided by PricewaterhouseCoopers LLP, our independent auditor, and has adopted a Pre-approval Policy. The Audit Committee has pre-approved certain services up to a cost of $250,000. The Audit Committee will periodically review and revise the list of pre-approved services. In conducting reviews of audit and non-audit services, the Audit Committee will determine whether the provision of such services would impair the auditor’s independence. The Audit Committee will only pre-approve services which it believes will not impair our auditors’ independence. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Any proposed services exceeding pre-approved fee ranges or limits must be specifically pre-approved by the Audit Committee.

Each pre-approval request shall be accompanied by detailed back-up documentation regarding the specific services to be provided. The pre-approval request shall identify whether the proposed services was initially recommended by the auditor. Each pre-approval request for any non-audit service must be accompanied by a statement of the auditor (which may be in writing or given orally to the Audit Committee) as to whether, in the auditor’s view, the request or application is consistent with the Commission’s rules on auditor independence.

Since the adoption of the Pre-approval Policy by the Audit Committee on March 11, 2004, the Audit Committee has not waived the pre-approval requirement for any services rendered by PricewaterhouseCoopers LLP to Armor Holdings. The full text of the Audit Committee’s Pre-Approval Policy may be accessed at www.armorholdings.com, our Internet website, at the tab ‘‘Investor Relations.’’

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of April 25, 2007. Our executive officers are appointed by and serve at the discretion of the Board of Directors of Armor Holdings.

Name	Age	Position
Warren B. Kanders	49	Chairman of the Board of Directors and Chief Executive Officer
Robert R. Schiller	44	President and Chief Operating Officer
Glenn J. Heiar	47	Chief Financial Officer
Robert F. Mecredy	60	President – Aerospace & Defense Group
Dennis M. Dellinger	54	Chief Operating Officer – Aerospace & Defense Group
Scott T. O’Brien	53	President – Products Group
Gary W. Allen	52	President – Mobile Security Division

See the table of nominees for election as directors for biographical data with respect to Messrs. Kanders and Schiller.

Glenn J. Heiar, 47, has served as our Chief Financial Officer since March 2004, Chief Accounting Officer since March 2003 and Chief Financial Officer of our Mobile Security Division since February 2002. From 1996 until 2001, Mr. Heiar was a Vice President and the Chief Financial Officer of Pirelli Cables and Systems, North America. From 1987 to 1996, Mr. Heiar worked for Alcatel Alsthom as a Financial Vice President and in various other financial positions. Mr. Heiar graduated with a B.B.A. in Accounting from the University of Wisconsin in 1982 and received a M.B.A. from the University of North Carolina in 1992. Mr. Heiar is a certified public accountant and a certified management accountant.

Robert F. Mecredy, 60, has served as President of our Aerospace & Defense Group since December 2003 and Corporate Vice President for Government Affairs since October 2001. From 1991 to 2001, Mr. Mecredy worked at Firearms Training Systems, Incorporated, holding positions ranging from Director of U.S. Military Marketing and Sales through Chief Executive Officer, President and Director. From 1988 to 1990, Mr. Mecredy served as the Director of Army and Marine Corps programs for Raytheon’s Washington, D.C. Office. Mr. Mecredy actively served in the U.S. Army from 1966 through 1986 (when he was honorably discharged) where he held positions of increasing responsibility, including, among other positions, Deputy Director of the Army Staff and White House Liaison. Mr. Mecredy graduated Summa Cum Laude from Park University with a B.S. in Economics in 1974 and received a M.B.A. from Webster University in 1980.

Dennis M. Dellinger, 54, was named Chief Operating Officer of Armor Holdings, Aerospace & Defense Group, in May 2006 when Stewart & Stevenson was acquired by Armor Holdings. Previously, he had been President and Chief Operating Officer of Stewart & Stevenson Tactical Vehicle Systems, LP since February 2001. Prior to joining Stewart & Stevenson, Mr. Dellinger was Director of Facilities & Site Services with Rolls Royce Allison in Indianapolis, Indiana and worked there in several other positions as well. Prior to joining Rolls Royce, Mr. Dellinger held numerous managerial positions during a 23 year career with General Motors Corporation. Mr. Dellinger holds an undergraduate degree in mechanical engineering and a master’s degree in engineering from the University of Detroit and has pursued post-graduate studies at Purdue University in industrial engineering.

Scott T. O’Brien, 53, has served as President of our Products Group since March 2005 and President and Chief Operating Officer of Safari Land Ltd., Inc., one of our subsidiaries in our Products Group, since April 1999 when we acquired Safari Land Ltd., Inc. Since first joining Safari Land Ltd., Inc. in 1974, Mr. O’Brien held progressively more responsible positions before being appointed President and Chief Operating Officer in 1993. Mr. O’Brien served as Vice President of Operations from 1988 until 1993; Vice President of Manufacturing from 1985 until 1988; and Vice President of the Body Armor Division from 1978 until 1985. Mr. O’Brien graduated with a B.A. in Business Administration from California State University, Fullerton, in 1976.

Gary W. Allen, 53, was appointed President of the Mobile Security Division (known as Centigon) in 2004. Previous roles with the Company and its predecessor, O’Gara Hess & Eisenhardt, include Vice

President of Worldwide Operations, Vice President of Operations and Plant Manager. Prior to joining O’Gara Hess & Eisenhardt in 1994, Mr. Allen held various positions within General Electric and the U.S. Navy Submarine Group. Mr. Allen earned a B.A. in Business Administration from Wilmington College.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee of the Board of Directors (the ‘‘Compensation Committee’’) assists the Board in establishing compensation packages for Armor Holdings’ executive officers and non-employee directors and administering Armor Holdings’ incentive plans. The Compensation Committee is generally responsible for setting and administering the policies which govern annual executive salaries, raises and bonuses and certain awards of stock options and common stock. The Compensation Committee also generally monitors compliance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the ‘‘IRC’’). However, at times the full Board may determine without prior recommendations from the Compensation Committee annual executive salaries, raises and, where the Company has determined that compliance with the provisions of Section 162(m) is not required, bonuses (as well as grants of stock options and common stock). From time to time, the Compensation Committee reviews our compensation packages to ensure that they remain competitive with the compensation packages offered by similarly-situated companies and continue to incentivize management and align management’s interests with those of our stockholders.

The Compensation Committee is comprised of two directors, each of whom has considerable experience in executive compensation issues. Each member of the Compensation Committee meets the independence requirements specified by the New York Stock Exchange and by Section 162(m) of the Internal Revenue Code of 1986, as amended (the ‘‘IRC’’).

Executive Compensation Philosophy

The general philosophy of our executive compensation program is to attract and retain talented management while ensuring that our executive officers are compensated in a way that advances the interests of our stockholders. In pursuing these objectives, the Compensation Committee believes that it is critical that a substantial portion of each executive officer’s compensation be contingent upon our overall performance. The Compensation Committee is also guided by the principle that our compensation packages must be competitive, must support our overall strategy and objectives, and must provide significant rewards for outstanding financial performance while establishing clear consequences for underperformance. Annual bonuses and long-term awards for our executive officers should take into account not only objective financial goals, but also individual performance goals that reinforce our core values, which include leadership, accountability, ethics and corporate governance. It is the Compensation Committee’s responsibility to determine the performance goals for the performance-based compensation payable to our Named Executive Officers in compliance with section 162(m) of the IRC, subject to ratification by the Board, and to certify compliance with such goals before such compensation is paid. Subject to this limitation, the Compensation Committee may also make recommendations to the Board with respect to non-CEO compensation and, either alone or with the other independent members of our Board, to determine and approve our Chief Executive Officer’s compensation.

In determining the compensation packages for our executive officers, and non-employee directors, the Compensation Committee and the Board of Directors have evaluated the history and performance of Armor Holdings, previous compensation practices and packages awarded to Armor Holdings’ executive officers and non-employee directors, and compensation policies and packages awarded to executive officers and non-employee directors at similarly-situated companies.

Use of Outside Consultants

The Compensation Committee has the authority to retain and terminate any independent compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. In 2006, the Compensation Committee engaged various outside consultants to assist it with respect to long term incentive plan and supplemental nonqualified defined benefit pension plan valuations.

Compensation Program Components

Our executive compensation program emphasizes company performance, individual performance and an increase in stockholder value over time in determining executive pay levels. Our executive compensation program consists of three key elements: (i) annual base salaries; (ii) a performance-based annual bonus; and (iii) periodic grants of stock options, restricted stock and performance shares. The Compensation Committee believes that this three-part approach best serves our and our stockholders’ interests by motivating executive officers to improve our financial position, holding executives accountable for the performance of the organizations for which they are responsible and by attracting key executives into our service. Under our compensation program, annual compensation for executive officers are composed of a significant portion of pay that is ‘‘at risk’’ — specifically, the annual bonus, stock options, restricted stock and performance shares.

Annual Cash Compensation

Base Salary.    In reviewing and approving the base salaries of our executive officers, the Compensation Committee considers the scope of work and responsibilities, and other individual-specific factors; the recommendation of the Chief Executive Officer (except in the case of his own compensation); compensation for similar positions at similarly-situated companies; and the executive’s experience. Except where an existing agreement establishes an executive’s salary, the Compensation Committee reviews executive officer salaries annually at the end of the fiscal year and establishes the base salaries for the upcoming fiscal year. In 2006, the salaries for the Company’s Named Executive Officers were established pursuant to their respective employment agreements.

Performance-Based Annual Bonus.    With regard to the compensation of the Named Executive Officers subject to Section 162(m) of the IRC, the Compensation Committee establishes the performance goals and then certifies the satisfaction of such performance goals prior to the payment of the performance-based bonus compensation. In reviewing and approving the annual performance-based bonus for our executive officers, the Compensation Committee may also consider an executive’s contribution to the overall performance of Armor Holdings as well as annual bonuses awarded to persons holding similar positions at similarly-situated companies.

Equity Based Compensation

Executive officers of Armor Holdings and other key employees who contribute to the growth, development and financial success of Armor Holdings are eligible to be awarded stock options to purchase our common stock, shares of restricted common stock, bonuses of shares of common stock, and performance shares of common stock under our 1999 Stock Incentive Plan, 2002 Stock Incentive Plan and 2005 Stock Incentive Plan. Awards under these plans help relate a significant portion of an employee’s long-term remuneration directly to stock price appreciation realized by all our stockholders and aligns an employee’s interests with that of our stockholders. The Compensation Committee believes equity-based incentive compensation aligns executive and stockholder interests because (i) the use of a multi-year lock-up schedule for equity awards encourages executive retention and emphasizes long-term growth, and (ii) paying a significant portion of management’s compensation in our equity provides management with a powerful incentive to increase stockholder value over the long term. In connection with the Company’s prior acceleration of the vesting and issuance of certain stock options, the Company required the optionees who do not have employment agreements with the Company to execute lock-up, confidentiality and non-competition agreements as a condition to the acceleration of such stock options. Such lock-up, confidentiality and non-competition agreements executed with the Company’s employees provide the Company with added protection. In addition, the lock-up restrictions serve as an employee retention mechanism since the lock-up restrictions will be extended for an additional five year period in the event an employee terminates his/her employment with the Company while any of such lock-up restrictions are still in effect. The Compensation Committee determines appropriate individual long-term incentive awards in the exercise of its discretion in view of the above criteria and applicable policies.

Perquisites and Other Personal and Additional Benefits

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees.

The Company maintains a qualified 401(k) plan that provides for a Company contribution equal to 75% of the executive’s contributions of up to 6% of such executive’s base salary, subject to applicable IRS limits.

The Company has adopted a supplemental nonqualified defined benefit pension plan referred to as the Armor Holdings, Inc. Executive Retirement Plan (the ‘‘SERP’’). The SERP provides supplemental retirement benefits for employees of the Company and its subsidiaries who are employed at a job level of senior vice president or higher and who are selected by the Compensation Committee of the Board of Directors of the Company for participation. All of the Company’s Named Executive Officers are participants in the SERP.

The Company also provides certain of the Named Executive Officers with undesignated funds for expenses in lieu of fixed perquisites. The Company provides this undesignated amount for corporate efficiency purposes. Rather than incur expenses for perquisites the executive may not need, the Company has determined that it is a better use of resources to permit executives to choose perquisites that provide the greatest value to them.

In addition, certain of the Named Executive Officers are entitled to use of the corporate aircraft for personal and business-related air travel. The costs to the Company associated with providing these benefits for executive officers named in the Summary Compensation Table are reflected in the ‘‘All Other Compensation’’ column of the Summary Compensation Table.

Accounting and Tax Considerations

Section 162(m) of the IRC generally disallows a tax deduction to public corporations for compensation other than performance-based compensation over $1,000,000 paid for any fiscal year to an individual who, on the last day of the taxable year, was (i) the Chief Executive Officer or (ii) among the four other highest compensated executive officers whose compensation is required to be reported in the Summary Compensation Table contained herein. Compensation programs generally will qualify as performance-based if (1) compensation is based on pre-established objective performance targets, (2) the programs’ material features have been approved by stockholders, and (3) there is no discretion to increase payments after the performance targets have been established for the performance period. The Compensation Committee desires to maximize deductibility of compensation under Section 162(m) of the IRC to the extent practicable while maintaining a competitive, performance-based compensation program. However, the Compensation Committee also believes that it must reserve the right to award compensation which it deems to be in our best interest and our stockholders but which may not be tax deductible under Section 162(m) of the IRC.

Policy on Stock Trading and Hedging

Executives and other employees may not engage in any transaction in which they may profit from short-term speculative swings in the value of the company’s securities. This prohibition includes ‘‘short sales’’ (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or ‘‘short sales against the box’’ (selling owned, but not delivered securities), ‘‘put’’ and ‘‘call’’ options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and other hedging transactions designed to minimize an executive’s risk inherent in owning our stock, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to ensure compliance with all insider trading rules.

Post-Employment and Other Events

Retirement, death, disability and change-in-control events trigger the payment of certain compensation to the Named Executive Officers that is not available to all salaried members. Such compensation is discussed under the headings ‘‘Employment Agreements’’ and ‘‘Potential Payments Upon Termination or Change in Control.’’

Role of Executive Officers in Compensation Decisions

The Compensation Committee recommends, and the independent directors determine, the total compensation of our Chief Executive Officer and oversees the design and administration of compensation and benefit plans for all of the Company’s employees. Our internal human resources personnel have met with the Compensation Committee to present topical issues for discussion and education as well as specific recommendations for review. Certain executive officers, including the Chief Executive Officer and the President and Chief Operating Officer attend a portion of most regularly scheduled Compensation Committee meetings, excluding executive sessions. The Compensation Committee also obtains input from our legal, finance and tax functions, as appropriate, as well as one or more executive compensation and other relevant consulting firms regarding matters under consideration.

Summary

The Compensation Committee believes that its approach to compensation has been designed to motivate key management to improve the operations and financial performance of the Company, thereby increasing the market value of our Common Stock over the long term. The tables in this Executive Compensation section reflect the compensation structure established by the Compensation Committee.

Summary Compensation Table

The following summary compensation table sets forth information concerning the annual and long-term compensation earned for the periods presented below by our chief executive officer and our four most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers at the end of fiscal 2006 and whose annual salary and bonus during fiscal 2006 exceeded $100,000 (collectively, the ‘‘Named Executive Officers’’).

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($) (3)		Option Awards ($) (3)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (14)	All Other Compensation ($)		Total ($)
Warren Kanders Chairman and Chief Executive Officer	2006	$1,000,000		—		$1,371,250	(4)	—		$2,900,000	(10)	$425,000	$201,060	(15)	$5,897,310
Glenn Heiar Chief Financial Officer	2006	325,000		—		274,250	(5)	—		163,000	(11)	71,000	24,900	(16)	858,150
Robert Schiller President and Chief Operating Officer	2006	700,000		—		822,750	(6)	—		1,000,000	(12)	209,000	177,600	(17)	2,909,350
Robert Mecredy President – Aerospace & Defense Group	2006	400,000		—		137,125	(7)	—		500,000	(13)	324,000	29,940	(18)	1,391,065
Dennis Dellinger Chief Operating Officer-Aerospace & Defense Group	2006	207,318	(1)	300,000	(2)	66,640	(8)	153,445	(9)	—		71,721	1,509	(19)	800,633

(1)	Mr. Dellinger’s salary earned from the May 25, 2006 acquisition of Stewart & Stevenson through December 31, 2006.
(2)	Of this amount $240,000 has been paid and the remaining $60,000 has been deferred by the Company. The deferred cash bonus award is payable in three equal annual installments beginning on January 1, 2008, and unpaid amounts accrue interest annually at a fixed rate reset each year by the Company and based on the one year treasury constant maturity. The accrual interest rate for 2006 was 5%.

(3)	The amounts in the ‘‘Stock Awards’’ and ‘‘Option Awards’’ column are calculated based on FAS 123R (excluding any estimate of forfeiture). They equal the aggregate dollar amount of compensation expense related to option awards to each of the Named Executive Officers that was recognized in the Company’s 2006 financial statements. Under FAS 123R, a pro rata portion of the total expense at the time of grant is recognized over the vesting schedule of the grant. The initial expense is based on the fair value of the stock option and stock appreciation rights grants as estimated using the Black-Scholes option-pricing model. The assumptions used to arrive at the Black-Scholes values are disclosed in Note 16 Stockholders’ Equity to our consolidated financial statements included in our 2006 Form 10-K.
(4)	Mr. Kanders’ stock award includes 25,000 shares of stock valued at $54.85 settled in cash in February 2007.
(5)	Mr. Heiar’s stock award includes 5,000 shares of stock valued at $54.85 settled in cash in February 2007.
(6)	Mr. Schiller’s stock award includes 15,000 shares of stock valued at $54.85 settled in cash in February 2007.
(7)	Mr. Mecredy’s stock award includes 2,500 shares of stock valued at $54.85 settled in cash in February 2007.
(8)	Mr. Dellinger’s stock award includes the grant of 10,000 shares of restricted stock valued at $57.12 amortized over a five year period.
(9)	Mr. Dellinger’s option award includes the grant of 50,000 options valued at $26.36 amortized over a five year period.
(10)	Of this amount $2,320,000 has been paid and the remaining $580,000 has been deferred by the Company. The deferred cash bonus award is payable in three equal annual installments beginning on January 1, 2008, and unpaid amounts accrue interest annually at a fixed rate reset each year by the Company and based on the one year treasury constant maturity. The accrual interest rate for 2006 was 5%.
(11)	Of this amount $130,400 has been paid and the remaining $32,600 has been deferred by the Company. The deferred cash bonus award is payable in three equal annual installments beginning on January 1, 2008, and unpaid amounts accrue interest annually at a fixed rate reset each year by the Company and based on the one year treasury constant maturity. The accrual interest rate for 2006 was 5%.
(12)	Of this amount $800,000 has been paid and the remaining $200,000 has been deferred by the Company. The deferred cash bonus award is payable in three equal annual installments beginning on January 1, 2008, and unpaid amounts accrue interest annually at a fixed rate reset each year by the Company and based on the one year treasury constant maturity. The accrual interest rate for 2006 was 5%.
(13)	Of this amount $400,000 has been paid and the remaining $100,000 has been deferred by the Company. The deferred cash bonus award is payable in three equal annual installments beginning on January 1, 2008, and unpaid amounts accrue interest annually at a fixed rate reset each year by the Company and based on the one year treasury constant maturity. The accrual interest rate for 2006 was 5%.
(14)	Change in pension value includes:

–	the value of benefits earned in the current year;

–	the growth in value of benefits earned in prior years due to the passage of time; and

–	the impact of changes in assumptions for participants electing an annuity form of payment, from a 5.50% discount rate and UP-1994 mortality projected to 2002 to a 5.75% discount rate and

RP-2000 mortality projected to 2010 (the SEC’s new executive compensation disclosure rules stipulate that the assumptions used in the present value calculations should reflect those used for FAS 87 reporting for the current and prior years, except that the calculations should reflect the plan’s earliest unreduced retirement age).

The Company does not pay above-market interest rates on deferred compensation.

(15)	Mr. Kanders’ all other compensation includes $116,160 in incremental costs of airplane travel to the Company, and $9,900 in 401(k) match. Mr. Kanders’ all other compensation also includes a $75,000 undesignated amount in lieu of fixed perquisites. The Company provides this undesignated amount for corporate efficiency purposes. Rather than incur expenses for perquisites the executive may not need, the Company has determined that it is a better use of resources to permit executives to choose perquisites that provide the greatest value to them.
(16)	Mr. Heiar’s all other compensation includes $9,900 in 401(k) match. Mr. Heiar’s all other compensation also includes a $15,000 undesignated amount in lieu of fixed perquisites. The Company provides this undesignated amount for corporate efficiency purposes. Rather than incur expenses for perquisites the executive may not need, the Company has determined that it is a better use of resources to permit executives to choose perquisites that provide the greatest value to them.
(17)	Mr. Schiller’s all other compensation includes $115,200 in incremental costs of airplane travel to the Company, and $9,900 in 401(k) match. Mr. Schiller’s all other compensation also includes a $52,500 undesignated amount in lieu of fixed perquisites. The Company provides this undesignated amount for corporate efficiency purposes. Rather than incur expenses for perquisites the executive may not need, the Company has determined that it is a better use of resources to permit executives to choose perquisites that provide the greatest value to them.
(18)	Mr. Mecredy’s all other compensation includes $5,040 in incremental costs of airplane travel to the Company, and $9,900 in 401(k) match. Mr. Mecredy’s all other compensation also includes a $15,000 undesignated amount in lieu of fixed perquisites. The Company provides this undesignated amount for corporate efficiency purposes. Rather than incur expenses for perquisites the executive may not need, the Company has determined that it is a better use of resources to permit executives to choose perquisites that provide the greatest value to them.
(19)	Mr. Dellinger’s all other compensation includes payment of a term life insurance premium of $1,509.

Grants of Plan-Based Awards

The following table contains certain information regarding grants of plan based awards in fiscal year 2006 by each of the Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($) (5)
Warren Kanders		—	$1,000,000(1)	$5,000,000	—	—	—	—
Glenn Heiar		—	243,750(2)	5,000,000	—	—	—	—
Robert Schiller		—	700,000(3)	5,000,000	—	—	—	—
Robert Mecredy		—	300,000(4)	5,000,000	—	—	—	—
Dennis Dellinger	5/31/06	—	—	—	10,000	—	—	571,200(6)
	5/31/06	—	—	—	—	50,000	57.12	1,317,818(7)

(1)	Mr. Kanders target bonus set at 100% of salary.
(2)	Mr. Heiar’s target bonus set at 75% of salary.
(3)	Mr. Schiller’s target bonus set at 100% of salary.
(4)	Mr. Mecredy’s target bonus set at 75% of salary.
(5)	Maximum bonus amounts reflect the Company’s incentive plan design, which is designed to facilitate tax deductibility to the Company. Actual payouts are typically well below maximum, as reflected in the payouts set forth in the ‘‘Non-Equity Incentive Plan Compensation’’ column of the Summary Compensation Table on page 20, and which ranged from $300,000 to $2.9 million for 2006.
(6)	Mr. Dellinger’s stock value based on 5/31/06 closing stock price of $57.12 per share.
(7)	Mr. Dellinger’s option value based on a 5/31/06 Black-Scholes value of $26.36 per share.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers at December 31, 2006:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (16)
Warren Kanders	5,625	—		—	14.44	6/19/11	—		—	—		—
	2,500	—		—	14.44	6/19/11	—		—	—		—
	12,300	—		—	24.07	6/24/12	—		—	—		—
	250,000	—		—	24.07	6/24/12	—		—	—		—
	286,034	—		—	14.32	7/26/13	—		—	—		—
	250,000	—		—	28.90	2/9/14	—		—	—		—
	150,000	—		—	45.93	1/3/15	—		—	—		—
	328,800	—		—	37.90	3/25/15	—		—	—		—
	—	—		—	—	—	4,614	(2)	253,078	—		253,078
	—	—		—	—	—	7,447	(3)	408,468	—		408,468
	—	—		—	—	—	—		—	300,000	(10)	16,455,000
	—	—		—	—	—	—		—	25,000	(11)	1,371,250
Glenn Heiar	100,000	—		—	28.46	3/10/14	—		—	—		—
	25,000	—		—	44.76	2/15/10	—		—	—		—
	75,000	—		—	37.90	3/25/15	—		—	—		—
	—	—		—	—	—	1,303	(4)	71,470	—		—
	—	—		—	—	—	—		—	5,000	(12)	274,250
Robert Schiller	53,406	—		—	15.05	9/6/11	—		—	—		—
	134,000	—		—	17.12	10/8/13	—		—	—		—
	100,000	—		—	45.93	1/3/15	—		—	—		—
	219,200	—		—	37.90	3/25/15	—		—	—		—
	—	—		—	—	—	6,921	(5)	379,617	—		—
	—	—		—	—	—	7,447	(6)	408,468	—		—
	—	—		—	—	—	—		—	150,000	(13)	8,227,500
	—	—		—	—	—	—		—	25,000	(14)	1,371,250
Robert Mecredy	8,334	—		—	23.09	1/31/12	—		—	—		—
	66,666	—		—	17.12	10/8/12	—		—	—		—
	75,000	—		—	44.76	2/10/15	—		—	—		—
	75,000	—		—	37.90	3/25/15	—		—	—		—
	—	—		—	—	—	2,234	(7)	122,535	—		—
	—	—		—	—	—	—		—	2,500	(15)	137,125
Dennis Dellinger	—	50,000	(1)	—	57.12	5/31/13	—		—	—		—
	—	—		—	—	—	10,000	(8)	548,500	—		—

(1)	50,000 options of which 10,000 options will vest each on May 31, 2007, 2008, 2009, 2010, and 2011.
(2)	4,614 shares of restricted stock vest on February 9, 2007.
(3)	7,447 shares of restricted stock; 3,723 vest on January 1, 2007, and 3,724 vest on January 1, 2008.
(4)	1,303 shares of restricted stock; 651 vest on January 1, 2007, and 652 vest on January 1, 2008.
(5)	6,921 shares of restricted stock vest on February 9, 2007.
(6)	7,447 shares of restricted stock; 3,723 vest on January 1, 2007, and 3,724 vest on January 1, 2008.
(7)	2,234 shares of restricted stock; 1,117 vest on January 1, 2007, and 1,117 vest on January 1, 2008.
(8)	10,000 shares of restricted stock; 2,000 shares will vest each on May 31, 2007, 2008, 2009, 2010, and 2011.
(9)	Market value of the unvested shares of stock based on Company’s stock price at December 31, 2006 of $54.85.
(10)	Mr. Kanders’ unearned shares of stock include 300,000 performance shares if the Company achieves a rolling four quarter EBITDA of $304.8 million as well as a $70 stock price for five consecutive trading days. As of April 25, 2007, the EBITDA target described in the preceding sentence had been achieved.
(11)	Mr. Kanders’ 25,000 performance shares are earned if the Company’s stock price achieves an annual return greater then the Standard and Poor’s index.
(12)	Mr. Heiar’s unearned shares of stock 5,000 performance shares if the Company’s stock price achieves a greater annual return then the Standard and Poor’s index.
(13)	Mr. Schiller’s unearned shares of stock include 150,000 performance shares if the Company achieves a rolling four quarter EBITDA of $304.8 million as well as a $70 stock price for five consecutive trading days. As of April 25, 2007, the EBITDA target described in the preceding sentence had been achieved.
(14)	Mr. Schiller’s 15,000 performance shares are earned if the Company’s stock price achieves a greater annual return then the Standard and Poor’s index.
(15)	Mr. Mecredy’s unearned shares of stock 2,500 performance shares if the Company’s stock price achieves a greater annual return then the Standard and Poor’s index.
(16)	Market value of the unearned shares of stock based on Company’s stock price at December 31, 2006 of $54.85.

Option Exercises and Stock Vested During Fiscal 2006

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Warren Kanders	—		—		8,337	(3)	$385,380	(7)
Glenn Heiar	—		—		2,171	(4)	111,137	(8)
Robert Schiller	6,644	(1)	$248,286	(2)	3,723	(5)	158,786	(9)
Robert Mecredy	—		—		3,017	(6)	151,855	(10)
Dennis Dellinger	—		—		—		—

(1)	Mr. Schiller exercised 6,644 options on July 25, 2006, and held the underlying shares of stock.
(2)	The value realized was the difference between the closing price on July 25, 2006 of $52.42 and the exercise price of $15.05 times the number of options exercised.
(3)	Mr. Kanders vested in 3,723 shares on January 1, 2006 and 4,614 shares on February 9, 2006.

(4)	Mr. Heiar vested in 651 shares on January 1, 2006 and 1,520 shares on December 31, 2006.
(5)	Mr. Schiller vested in 3,723 shares on January 1, 2006.
(6)	Mr. Mecredy vested in 1,117 shares on January 1, 2006 and 1,900 shares on December 31, 2006.
(7)	Mr. Kanders 3,723 shares valued at $42.65 and 4,614 shares valued at $49.11.
(8)	Mr. Heiar’s 651 shares valued at $42.65 and 1,520 shares valued at $54.85.
(9)	Mr. Schiller’s shares valued at $42.65.
(10)	Mr. Mecredy’s 1,117 shares valued at $42.65 and 1,900 shares valued at $54.85.

Pension Benefits — Fiscal 2006

The table below sets forth information on the pension benefits of the named executive officers under each of the following pension plans: Armor Holdings, Inc. Executive Retirement Plan; Stewart & Stevenson Supplemental Retirement Plan; Stewart & Stevenson Services, Inc. Supplemental Executive Retirement Plan; and Stewart & Stevenson Pension Plan.

Armor Holdings, Inc. Executive Retirement Plan

The Armor Holdings, Inc. Executive Retirement Plan (the ‘‘SERP’’) provides benefits to employees of Armor Holdings and its subsidiaries at a job level of senior vice president (SVP) or higher and who are selected for participation by the Compensation Committee of the Board of Directors.

A participant is eligible for a normal retirement benefit under the SERP after having attained age 62 and having completed 10 years of service. The normal retirement benefit is based on 2% of the participant’s ‘‘final average pay’’ multiplied by each year of service with the company. ‘‘Final average pay’’ is the average of the highest three calendar years of base pay plus short-term incentives (including Executive Deferred Compensation Plan amounts) over the last ten full calendar years immediately preceding separation from service. A participant will not receive any credit for pre-acquisition service, but may be granted additional years of service at the Compensation Committee’s discretion.

A participant is eligible for an early retirement benefit under the SERP after having attained age 55 and having completed 10 years of service (none of the participants are currently eligible for early retirement). A participant’s early retirement benefit equals his or her normal retirement benefit reduced by 3% per year from age 62 to age 60, and reduced by 7% per year thereafter.

A participant is eligible for a deferred vested retirement benefit after having completed 10 years of service. A participant is eligible for a pre-retirement death benefit if he dies before retirement but after having satisfied the eligibility requirements for a deferred vested retirement benefit.

The SERP’s normal form of payment is a monthly annuity payable for the participant’s lifetime. Alternate forms of payment, including various forms of annuity and a lump sum distribution, are available. The lump sum payment option is equal to the actuarial equivalent of the plan’s early retirement benefit, determined using a 7% interest rate and UP-1994 mortality projected to 2002.

Stewart & Stevenson Supplemental Retirement Plan

The Stewart & Stevenson Supplemental Retirement Plan is a nonqualified defined contribution plan and was entered into for the purpose of providing deferred compensation for a select group of management and key employees of Stewart & Stevenson and its participating affiliates. The Plan provides that Stewart & Stevenson will make contributions on behalf of the participants as follows:

Member’s Age as of Applicable Plan Year End	Percentage of Compensation
under age 30	0%
30 – 39	1.5%
40 – 49	3.5%
50 – 59	7.0%
60 and older	15.0%

Each member’s account vests over a five year period and is invested pursuant to certain deemed investments.

Stewart & Stevenson Services, Inc. Supplemental Executive Retirement Plan

Stewart & Stevenson has a Supplemental Executive Retirement Plan (‘‘S&S SERP’’) under which certain key executives will receive retirement benefits in addition to those provided under the Stewart & Stevenson Pension Plan. Consistent with the Stewart & Stevenson Pension Plan, S&S SERP participation and benefits were also ‘‘frozen’’‘‘on June 30, 2003. Supplemental benefits are based upon the average final compensation and years of service without regard to the limitations imposed by the Code, and using the total of base salary and bonus as of June 30, 2003 to compute final average compensation. Benefits under the S&S SERP are limited to an amount such that the aggregate of all retirement benefits paid under the Stewart & Stevenson Pension Plan and the S&S SERP will not exceed 75% of the executive’s highest consecutive five-year average salary as of June 30, 2003, not including bonus payments.

Stewart & Stevenson Pension Plan

Stewart & Stevenson has a defined benefit pension plan (the ‘‘Stewart & Stevenson Pension Plan’’) which was closed so that employees hired after June 30, 2003 are not eligible to participate. Stewart & Stevenson Pension Plan benefits were ‘‘frozen’’ on June 30, 2003 reflecting the fact that future pay and service credits would not be taken into account. Stewart & Stevenson Pension Plan benefits were 100% vested for all Stewart & Stevenson Pension Plan participants on June 30, 2003. Benefits are determined primarily by average final base salary as of June 30, 2003 and years of service through June 30, 2003. The Stewart & Stevenson Pension Plan covers substantially all of Stewart & Stevenson’s full-time employees, including officers, and is subject to certain limitations described below.

Pension benefits accrued through June 30, 2003 are based on 1.5% of (a) the employee’s highest consecutive five-year average base salary out of the ten years prior to June 30, 2003, or (b) $200,000, whichever is lower, times the employee’s years of credited service through June 30, 2003. This benefit is offset by a percentage of estimated Social Security benefits. The Code limits benefits that may be paid under the Stewart & Stevenson Pension Plan to $170,000 per year in 2005.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Warren Kanders	Armor Holdings, Inc. Executive Retirement Plan	11		2,581,000	(2)	—
Glenn Heiar	Armor Holdings, Inc. Executive Retirement Plan	5		354,000	(2)	—
Robert Schiller	Armor Holdings, Inc. Executive Retirement Plan	11		1,493,000	(2)	—
Robert Mecredy	Armor Holdings, Inc. Executive Retirement Plan	8	(1)	1,544,000	(2)	—
Dennis Dellinger	Armor Holdings, Inc. Executive Retirement Plan	1		63,000	(2)	—
	Stewart & Stevenson Supplemental Retirement Plan	5		131,071		—
	Stewart & Stevenson Services, Inc. Supplemental Executive Retirement Plan	2		25,536		—
	Stewart & Stevenson Pension Plan	2		38,134		—

(1)	Mr. Mecredy has been granted three additional years of service under the plan. This additional service grant has increased the present value of Mr. Mecredy’s accumulated benefit $579,000.
(2)	Present values for participants who have elected an annuity form of payment are based on a 7% discount rate and UP-1994 mortality projected to 2002 (postretirement only), and no preretirement decrements prior to the earliest unreduced retirement age under the plan.

Non Qualified Deferred Compensation

On November 30, 2005, the Company adopted the terms of the Executive Deferred Compensation Plan of Armor Holdings, Inc., as amended by Amendment No. 1 to the Executive Deferred Compensation Plan of Armor Holdings, Inc. (the ‘‘Executive Deferred Compensation Plan’’). The Executive Deferred Compensation Plan is a deferred compensation plan to be offered to executive officers with the title ‘‘vice president’’ or higher of the Company or, subject to the approval of the Company’s Senior Vice President of Human Resources, one of its direct or indirect wholly-owned domestic subsidiaries.

The Plan is effective with respect to compensation earned on or after January 1, 2006. The Plan is an unfunded, nonqualified, deferred-compensation plan and is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. Section 409A restricts when payments can be made to participants from an unfunded, nonqualified, deferred-compensation plan, and prescribes the timing of deferral and payment elections by participants.

Upon executing and delivering an enrollment form, the Plan allows for participants to voluntarily defer up to 80% of their eligible base-salary compensation and up to 100% of their eligible bonuses or commissions for a specified period of years or until their retirement or other termination of employment. Participants may choose to receive payment of their deferred contributions in either a lump sum distribution or in annual payments over a period of between two and ten years. As of February 2006, Fidelity Management Trust Company (‘‘Fidelity’’) assumed administrative responsibility for the Executive Deferred Compensation Plan and participants will be able to direct the investment of their respective deferred contributions in Fidelity’s mutual funds made available to participants of the plan.

The following table shows contributions to the named executive officers’ deferred compensation account in 2006 and the aggregate amount of his deferred compensation as of December 31, 2006.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Warren Kanders	$753,846	—	$67,757	—	$821,603
Glenn Heiar	153,125	—	14,511	—	167,636
Robert Schiller	98,942	—	2,234	—	101,284
Robert Mecredy	301,539	—	14,159	—	315,698
Dennis Dellinger	28,771	—	1,169	—	29,940

(1)	Contributions were attributable to deferrals of base salary and are reported as salary on the summary compensation table.

Potential Payments Upon Termination or Change of Control

The tables below reflect the amount of compensation to each of the named executive officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon expiration and nonrenewal of the executive’s employment agreement, involuntary not-for-cause termination, termination following a change of control, retention following a change of control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2006, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

The executives do not receive any additional compensation upon voluntary termination, retirement or involuntary termination by the Company for cause and, accordingly, the tables do not reflect these termination events.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he may be entitled to receive amounts earned during his term of employment. Such amounts may include:

•	payment of deferred bonuses earned in prior years;

•	shares awarded under the S&P awards for the most recently completed fiscal year;

•	amounts contributed under the Executive Deferred Compensation Plan; and

•	amounts accrued and vested through the Executive Retirement Plan.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, no additional benefits are paid.

Payments Made Upon a Change of Control

The Company has entered into employment agreements containing change in control provisions with each named executive officer. Pursuant to these agreements, if an executive’s employment is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability) or if the executive terminates his employment in certain circumstances defined in the agreement which constitute ‘‘good reason’’, in addition to the benefits listed under the heading ‘‘Payments Made Upon Termination’’, then the named executive officer will receive the following additional benefits:

•	All stock options and restricted stock held by the executive will automatically vest and become exercisable and any lockup provisions will be released; and

•	The Armor Holdings, Inc. Executive Retirement Plan (the ‘‘SERP’’) grants an additional four years of credited service to all participants in the event of a change in control. The executive will receive a lump sum distribution of his accumulated benefit value as soon as practicable after the first day of the seventh calendar month following the month that includes the date of the participant’s termination. The estimated lump sum payments in the event of such covered termination are detailed below, assuming that the triggering event occurred on December 31, 2006. The lump sum values are based on the plan’s basis for determining lump sum payment forms (7% interest rate and UP-1994 mortality projected to 2002) and assuming the participant retires on his earliest retirement date.

Generally, pursuant to the agreements, a change of control is deemed to occur in the event that:

•	the current members of the Board cease to constitute a majority of the Board;

•	the Company shall have been sold by either (i) a sale of all or substantially all its assets, or (ii) a merger or consolidation, other than any merger or consolidation pursuant to which the Company acquires another entity, or (iii) a tender offer, whether solicited or unsolicited; or

•	any party, other than the Company, is or becomes the ‘‘beneficial owner’’ (as defined in the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’)), directly or indirectly, of voting securities representing 40% or more of the total voting power of the Company.

Warren B. Kanders

The following table shows the potential payments upon termination or a change of control of the Company for Warren B. Kanders, the Company’s Chief Executive Officer and Chairman of the Board of the Company.

Executive Benefits upon Payments Upon Separation	Expiration of Employment Agreement on 12/31/06 ($)		Without Cause Termination on 12/31/06 ($)		Change of Control and Termination on 12/31/06 ($)		Change of Control and Retention on 12/31/06 ($)		Disability on 12/31/06 ($)		Death on 12/31/06 ($)
Compensation
Cash Severance – Salary	1,500,000	(1)	3,000,000	(4)	3,000,000	(7)	3,000,000	(7)	—		—
Cash Severance – Bonus	—		—		9,900,000	(8)	9,900,000	(8)	—		—
Stock Options	—		—		8,627,677	(9)	8,627,677	(9)	—		—
Restricted Stock	—		—		661,546	(10)	661,546	(10)	—		—
Performance Shares	—		—		8,227,500	(11)	8,227,500	(11)	—		—
Benefits & Perquisites
SERP – CIC	—		—		1,264,000	(12)	1,264,000	(12)	—		—
Office Costs	647,505	(2)	1,942,515	(5)	3,237,525	(13)	3,237,525	(13)	—		—
Medical Benefits	16,505	(3)	33,009	(6)	33,009	(14)	33,009	(14)	33,009	(15)	33,009	(17)
Life Insurance	—		—		—		—		—		1,000,000	(18)
Disability Income	—		—		—		—		360,000	(16)	—
Total	2,164,010		4,975,524		34,951,257		34,951,257		393,009		1,033,009

(1)	Mr. Kanders to receive one and one-half times annual salary of $1.0 million.
(2)	Mr. Kanders to receive one times the greatest annual amount of the full cost of maintaining his principal office including without limitation, costs for rent, utilities, secretarial services, information services, transportation services and similar office-related expenses.
(3)	Mr. Kanders to receive 18 months of medical benefits in the event of expiration and nonrenewal of his employment agreement valued at $11,003 per year.
(4)	Mr. Kanders to receive three times annual salary of $1.0 million.
(5)	Mr. Kanders to receive three times the greatest annual amount of the full cost of maintaining his principal office including without limitation, costs for rent, utilities, secretarial services, information services, transportation services and similar office-related expenses.

(6)	Mr. Kanders to receive 36 months of medical benefits in the event of termination without cause valued at $11,003 per year.
(7)	Mr. Kanders to receive three times annual salary of $1.0 million.
(8)	Mr. Kanders to receive three times highest annual bonus of $3.3 million.
(9)	Mr. Kanders’ unvested and locked up stock options will be accelerated and released from lockups and valued using the December 31, 2006 market price of $54.85 per share.
(10)	Mr. Kanders’ unvested restricted stock will be accelerated and valued using the December 31, 2006 market price of $54.85 per share.
(11)	Mr. Kanders to receive 150,000 performance shares in the event of a change in control valued using the December 31, 2006 market price of $54.85 per share.
(12)	Mr. Kanders to receive four additional years of service in the SERP.
(13)	Mr. Kanders to receive five times the greatest annual amount of the full cost of maintaining his principal office including without limitation, costs for rent, utilities, secretarial services, information services, transportation services and similar office-related expenses.
(14)	Mr. Kanders to receive thirty six months of medical benefits in the event of change in control valued at $11,003 per year.
(15)	Mr. Kanders to receive 36 months of medical benefits in the event he is disabled valued at $11,003 per year.
(16)	Mr. Kanders to receive a lump sum equal to two years of $15,000 per month benefit or $360,000 if he cannot perform his current occupation. If he is disabled where they can not perform any other occupation than the benefit would be to the employee’s Social Security Normal Retirement Age.
(17)	Mr. Kanders’ estate to receive 36 months of medical benefits in the event of his death in a lump sum payment valued at $11,003 per year.
(18)	Mr. Kanders’ estate to receive the lesser of three times his annual salary or $1 million in the event of his death in a lump sum payment.

Mr. Kanders is subject to certain noncompetition, nonsolicitation and confidentiality covenants pursuant to his employment agreement. For a full summary of Mr. Kander’s employment agreement, including the termination and change of control provisions and the noncompetition, nonsolicitation and confidentiality covenants contained therein, see the discussion under the heading ‘‘Employment Agreements’’ in this Proxy Statement.

Glenn Heiar

The following table shows the potential payments upon termination or a change of control of the Company for Glenn Heiar, the Company’s Chief Financial Officer.

Executive Benefits upon Payments Upon Separation	Expiration of Employment Agreement on 12/31/06 ($)		Without Cause Termination on 12/31/06 ($)		Change of Control and Termination on 12/31/06 ($)		Change of Control and Retention on 12/31/06 ($)		Disability on 12/31/06 ($)		Death on 12/31/06 ($)
Compensation
Cash Severance – Salary	325,000	(1)	325,000	(3)	325,000	(5)			—		—
Stock Options	—		—		3,106,900	(6)	3,106,900	(6)	—		—
Restricted Stock	—		—		154,842	(7)	154,842	(7)	—		—
CIC shares	—		—		1,371,250	(8)	1,371,250	(8)	—		—
Benefits & Perquisites
SERP – CIC	—		—		222,000	(9)	222,000	(9)	—		—
Medical Benefits	11,003	(2)	11,003	(4)	11,003	(10)	11,003	(10)	11,003	(11)	—
Life Insurance	—						—		—		975,000	(13)
Disability Income	—								360,000	(12)	—
Total	336,003		336,003		5,190,995		4,865,995		371,003		975,000

(1)	Mr. Heiar to receive one times annual salary of $325,000.
(2)	Mr. Heiar to receive twelve months of medical benefits in the event of expiration and nonrenewal of his employment agreement valued at $11,003 per year.
(3)	Mr. Heiar to receive one times annual salary of $325,000.
(4)	Mr. Heiar to receive twelve months of medical benefits in the event of termination by the Company without cause valued at $11,003 per year.
(5)	Mr. Heiar to receive one times annual salary of $325,000.
(6)	Mr. Heiar’s unvested and locked up stock options will be accelerated and released from lockups and valued using the December 31, 2006 market price of $54.85 per share.
(7)	Mr. Heiar’s unvested restricted stock will be accelerated and valued using the December 31, 2006 market price of $54.85 per share.
(8)	Mr. Heiar to receive 25,000 shares in the event of a change in control valued using the December 31, 2006 market price of $54.85.
(9)	Mr. Heiar to receive four additional years of service in the SERP.
(10)	Mr. Heiar to receive twelve months of medical benefits in the event of disability valued at $11,003 per year.
(11)	Mr. Heiar to receive twelve months of medical benefits in the event he is disabled valued at $11,003 per year.
(12)	Mr. Heiar to receive a lump sum equal to two years of $15,000 per month benefit or $360,000 if he cannot perform his current occupation. If he is disabled where he can not perform any other occupation, then the benefit would be to the employee’s Social Security Normal Retirement Age.
(13)	Mr. Heiar’s estate to receive the lesser of three times his annual salary or $1 million in the event of his death in a lump sum payment.

Mr. Heiar is subject to certain noncompetition, nonsolicitation and confidentiality covenants pursuant to his employment agreement. For a full summary of Mr. Heiar’s employment agreement, including the termination and change of control provisions and the noncompetition, nonsolicitation and confidentiality covenants contained therein, see the discussion under the heading ‘‘Employment Agreements’’ in this Proxy Statement.

Robert R. Schiller

The following table shows the potential payments upon termination or a change of control of the Company for Robert Schiller, the Company’s President and Chief Operating Officer.

Executive Benefits upon Payments Upon Separation	Expiration of Employment Agreement on 12/31/06 ($)		Without Cause Termination on 12/31/06 ($)		Change of Control and Termination on 12/31/06 ($)		Change of Control and Retention on 12/31/06 ($)		Disability on 12/31/06 ($)		Death on 12/31/06 ($)
Compensation
Cash Severance – Salary	1,050,000	(1)	2,100,000	(3)	2,100,000	(5)	2,100,000	(5)	—		—
Cash Severance – Bonus	—		—		8,100,000	(6)	8,100,000	(6)	—		—
Stock Options	—		—		4,310,110	(7)	4,310,110	(7)	—		—
Restricted Stock	—		—		788,085	(8)	788,085	(8)	—		—
Performance Shares	—		—		4,113,750	(9)	4,113,750	(9)	—		—
Benefits & Perquisites
SERP – CIC	—		—		622,000	(10)	622,000	(10)	—		—
Medical Benefits	16,505	(2)	33,009	(4)	33,009	(11)	33,009	(11)	33,009	(12)	33,009	(14)
Life Insurance	—		—		—		—		—		1,000,000	(15)
Disability Income	—		—		—		—		360,000	(13)	—
Total	1,066,505		2,133,009		20,066,954		20,066,954		393,009		1,033,009

(1)	Mr. Schiller to receive one and one-half times annual salary of $700,000.
(2)	Mr. Schiller to receive 18 months of medical benefits in the event of expiration and nonrenewal of his employment agreement valued at $11,003 per year.
(3)	Mr. Schiller to receive three times annual salary of $700,000.
(4)	Mr. Schiller to receive 36 months of medical benefits in the event of termination without cause valued at $11,003 per year.
(5)	Mr. Schiller to receive three times annual salary of $700,000.
(6)	Mr. Schiller to receive three times highest annual bonus of $2.7 million.
(7)	Mr. Schiller’s options unvested and locked up stock options will be accelerated and released from lockups and valued using the December 31, 2006 market price of $54.85 per share.
(8)	Mr. Schiller’s unvested restricted stock will be accelerated and valued using the December 31, 2006 market price of $54.85 per share.
(9)	Mr. Schiller to receive 75,000 performance shares in the event of a change in control valued using the December 31, 2006 market price of $54.85 per share.
(10)	Mr. Schiller to receive four additional years of service in the SERP.
(11)	Mr. Schiller to receive 36 months of medical benefits in the event of change in control valued at $11,003 per year.
(12)	Mr. Schiller to receive 36 months of medical benefits in the event he is disabled valued at $11.003 per year.
(13)	Mr. Schiller to receive a lump sum equal to two years of $15,000 per month benefit or $360,000 if he cannot perform his current occupation. If he is disabled where they can not perform any other occupation than the benefit would be to the employee’s Social Security Normal Retirement Age.
(14)	Mr. Schiller’s estate to receive 36 months of medical benefits in the event of his death in a lump sum payment valued at $11,003 per year.

(15)	Mr. Schiller’s estate to receive the lesser of three times his annual salary or $1 million in the event of his death in a lump sum payment.

Mr. Schiller is subject to certain noncompetition, nonsolicitation and confidentiality covenants pursuant to his employment agreement. For a full summary of Mr. Schiller’s employment agreement, including the termination and change of control provisions and the noncompetition, nonsolicitation and confidentiality covenants contained therein, see the discussion under the heading ‘‘Employment Agreements’’ in this Proxy Statement.

Robert Mecredy

The following table shows the potential payments upon termination or a change of control of the Company for Robert Mecredy, the Company’s President of the Aerospace and Defense Group.

Executive Benefits upon Payments Upon Separation	Expiration of Employment Agreement on 12/31/06 ($)		Without Cause Termination on 12/31/06 ($)		Change of Control and Termination on 12/31/06 ($)		Change of Control and Retention on 12/31/06 ($)		Disability on 12/31/06 ($)		Death on 12/31/06 ($)
Compensation
Cash Severance – Salary	400,000	(1)	400,000	(3)	400,000	(5)	—		—		—
Stock Options	—		—		2,028,000	(6)	2,028,000	(6)	—		—
Restricted Stock	—		—		226,750	(7)	226,750	(7)	—		—
CIC shares	—		—		1,371,250	(8)	1,371,250	(8)	—		—
Benefits & Perquisites
SERP – CIC	—		—		916,000	(9)	916,000	(9)	—		—
Medical Benefits	11,003	(2)	11,003	(4)	11,003	(10)	11,003	(10)	11,003	(11)	—
Life Insurance	—		—		—		—		—		1,000,000	(13)
Disability Income	—		—		—		—		360,000	(12)	—
Total	411,003		411,003		4,953,003		4,553,003		371,003		1,000,000

(1)	Mr. Mecredy to receive one times annual salary of $400,000.
(2)	Mr. Mecredy to receive twelve months of medical benefits in the event of expiration and nonrenewal of his employment agreement valued at $11,003 per year.
(3)	Mr. Mecredy to receive one times annual salary of $400,000.
(4)	Mr. Mecredy to receive twelve months of medical benefits in the event of termination without cause valued at $11,003 per year.
(5)	Mr. Mecredy to receive one times annual salary of $400,000.
(6)	Mr. Mecredy’s options unvested and locked up stock options will be accelerated and released from lockups and valued using the December 31, 2006 market price of $54.85 per share.
(7)	Mr. Mecredy’s unvested restricted stock will be accelerated and valued using the December 31, 2006 market price of $54.85 per share.
(8)	Mr. Mecredy to receive 25,000 shares in the event of a change in control valued using the December 31, 2006 market price of $54.85.
(9)	Mr. Mecredy to receive four additional years of service in the SERP.
(10)	Mr. Mecredy to receive twelve months of medical benefits in the event of change in control valued at $11,003 per year.
(11)	Mr. Mecredy to receive twelve months of medical benefits in the event he is disabled.
(12)	Mr. Mecredy to receive a lump sum equal to two years of $15,000 per month benefit or $360,000 if he cannot perform his current occupation. If he is disabled where they can not perform any other occupation than the benefit would be to the employee’s Social Security Normal Retirement Age.

(13)	Mr. Mecredy’s estate to receive the lesser of three times his annual salary or $1 million in the event of his death in a lump sum payment.

Mr. Mecredy is subject to certain noncompetition, nonsolicitation and confidentiality covenants pursuant to his employment agreement. For a full summary of Mr. Mecredy’s employment agreement, including the termination and change of control provisions and the noncompetition, nonsolicitation and confidentiality covenants contained therein, see the discussion under the heading ‘‘Employment Agreements’’ in this Proxy Statement.

Dennis Dellinger

The following table shows the potential payments upon termination or a change of control of the Company for Dennis Dellinger, the Company’s Chief Operating Officer of the Aerospace and Defense Group.

Executive Benefits upon Payments Upon Separation	Expiration of Employment Agreement on 12/31/06 ($)	Without Cause Termination on 12/31/06 ($)	Change-in- Control and Termination on 12/31/06 ($)		Change in Control Retention and on 12/31/06 ($)		Disability on 12/31/06 ($)		Death on 12/31/06 ($)
Compensation
Cash Severance – Salary	—	—	680,000	(1)	—		—		—
Cash Severance – Bonus	—	—	600,000	(2)	600,000	(2)	—		—
Stock Options	—	—	—	(3)	—	(3)	—		—
Restricted Stock	—	—	548,500	(4)	548,500	(4)	—		—
Benefits & Perquisites					—
SERP – CIC	—	—	336,000	(5)	336,000	(5)	—		—
Medical Benefits	—	—	22,006	(6)	22,006	(6)	—		—
Life Insurance	—	—			—		—		1,000,000	(9)
Disability Income	—	—					360,000	(8)
Outplacement Services	—	—	15,000	(7)	—		—		—
Total	—	—	2,201,506		1,506,506		360,000		1,000,000

(1)	Mr. Dellinger to receive two times annual salary of $340,000.
(2)	Mr. Dellinger to receive two times his annual bonus of $300,000.
(3)	Mr. Dellinger’s options unvested and locked up stock options will be accelerated and released from lockups and valued using the December 31, 2006 market price of $54.85 per share.
(4)	Mr. Dellinger’s unvested restricted stock will be accelerated and valued using the December 31, 2006 market price of $54.85 per share.
(5)	Mr. Dellinger to receive four additional years of service in the SERP.
(6)	Mr. Dellinger to receive 24 months of medical benefits in the event of change in control valued at $11,003 per year.
(7)	Mr. Dellinger to receive one year of outplacement services valued at $15,000.
(8)	Mr. Dellinger to receive a lump sum equal to two years of $15,000 per month benefit or $360,000 if he cannot perform his current occupation. If he is disabled where they can not perform any other occupation than the benefit would be to the employee’s Social Security Normal Retirement Age.
(9)	Mr. Dellinger’s estate to receive the lesser of three times his annual salary or $1 million in the event of his death in a lump sum payment.

For a full summary of Mr. Dellinger’s severance agreement, including the termination and change of control provisions contained therein, see the discussion under the heading ‘‘Employment Agreements’’ in this Proxy Statement.

Compensation Committee Report

The Company’s Compensation Committee of the Board (the ‘‘Compensation Committee’’) has submitted the following report for inclusion in this Proxy Statement:

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

MEMBERS OF THE COMPENSATION COMMITTEE Nicholas Sokolow (Chairman) Burtt R. Ehrlich

COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2006, none of the members of our Compensation Committee, (i) served as an officer or employee of Armor Holdings or its subsidiaries, (ii) was formerly an officer of Armor Holdings or its subsidiaries or (iii) entered into any transactions with Armor Holdings or its subsidiaries. During fiscal 2006, none of our executive officers (i) served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (ii) served as director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) served as member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of Armor Holdings.

EMPLOYMENT AGREEEMENTS

Warren B. Kanders

As of January 1, 2005, we entered into an amended and restated employment agreement with Warren B. Kanders which provides that he will serve as our Chief Executive Officer and Executive Chairman of our Board of Directors through December 31, 2007, subject to earlier termination as set forth in the employment agreement. Pursuant to the employment agreement, Mr. Kanders will receive a base salary in the amount of $1,000,000, which may be adjusted from time to time by our Compensation Committee. Mr. Kanders’ employment agreement also provides that Mr. Kanders will receive, in addition to any other bonuses awarded by the Compensation Committee, a minimum cash annual bonus of 100% of base salary so long as we achieve our adjusted EBITDA target as reflected in the annual budget for such year approved by our Board of Directors. At the sole discretion of the Compensation Committee and the Board of Directors, Mr. Kanders’ annual bonus may be increased based on performance to a target level of 200% of base salary; provided that nothing in the employment agreement shall limit the discretion of the Compensation Committee and the Board of Directors to further adjust the annual bonus based upon performance. Any annual bonus payable to Mr. Kanders shall be paid no later than 2½ months after the end of the fiscal year in question during the term of the employment agreement.

Pursuant to the terms of the employment agreement, Mr. Kanders (A) received a grant of options (the ‘‘Kanders Stock Option Awards’’) to purchase (i) 150,000 shares of our common stock at an exercise price of $45.93, all of which are fully vested and exercisable as of March 25, 2005; and the underlying shares of common stock shall be subject to the following lock-up restrictions: 50,000 shares will be restricted from sale until January 3, 2006; 50,000 shares will be restricted from sale until January 3, 2007; and 50,000 shares will be restricted from sale until January 3, 2008; in addition, upon Mr. Kanders’ voluntary termination of employment with Armor Holdings or his termination by Armor Holdings for cause, any of the foregoing lock-up periods which have not yet expired as of the date of termination shall be extended for an additional five year period; and (ii) 328,800 shares of our common stock at an exercise price of $37.90, all of which are fully vested and exercisable as of March 25, 2005; and the underlying shares common stock shall be subject to the following lock-up restrictions: 50,000 shares will be restricted from sale until January 1, 2007; 100,000 shares will be restricted from sale until January 1, 2008; 128,800 shares will be restricted from sale until January 1, 2009; and 50,000 shares will be restricted from sale until January 1, 2010; in addition, upon Mr. Kanders’ voluntary termination of employment with Armor Holdings or his termination by Armor Holdings for cause, any of the foregoing lock-up periods which have not yet expired as of the date of termination shall be extended for an additional five year period; (B) is entitled to receive as incentive compensation for each of calendar years 2005, 2006 and 2007 a stock bonus award of 25,000 shares of our common stock (the ‘‘Kanders First Tranche Stock Bonus Award’’) if our common stock price performance for each of such years exceeds the performance of the Standard & Poor’s 500 Index for applicable year on a percentage basis; and (C) is entitled to receive a stock bonus award of 300,000 shares of our common stock (the ‘‘Kanders Second Tranche Stock Bonus Award’’) if at any time between January 1, 2005 and December 31, 2007 both of the following shall occur (whether or not contemporaneously): (i) the EBITDA (as defined below) of Armor Holdings for a four-quarter period exceeds $304,817,000; and (ii) the per share closing price of our common stock on the New York Stock Exchange (or such other stock market or exchange as our common stock shall then be traded on) shall be at least $70.00 or more (as adjusted for stock splits, if any, after the date hereof) for a period of five consecutive trading days. In the event a change in control (as defined in Mr. Kanders’ employment agreement) occurs between January 1, 2005 and December 31, 2007, the shares subject to the Kanders Second Tranche Stock Bonus Award shall be issued so long as any one of the following is achieved: (i) the EBITDA of Armor Holdings for a four-quarter period occurring during the period beginning January 1, 2005 and ending as of the last day of the quarter on or immediately prior to the date of a change in control (the ‘‘Change in Control Period’’) exceeds $304,817,000; or (ii) the negotiated purchase price per share to be paid by an acquirer for common stock in connection with a change in control equals or exceeds $70.00; provided, that if a change in control occurs and neither of the goals set forth in clauses (i) or (ii) are achieved, then only 150,000 shares subject to the Kanders Second Tranche Stock Bonus Award will be issued upon the change in control, which shares will be fully vested immediately upon issuance thereof. If such change in control occurs and neither of the goals set forth in clauses (i) or (ii) above are achieved, then the Board of Directors and the Compensation Committee may determine, in their sole discretion, to issue more than 50% of the 300,000 shares subject to the Kanders Second Tranche Stock Bonus Award described above to Mr. Kanders if certain criteria, as may be determined by the Board of Directors and the Compensation Committee in their sole discretion, are met including, without limitation, Armor Holdings’ share price increase, determined for the Change in Control Period and expressed as a percentage of Armor Holdings’ share price as of January 1, 2005, is greater than the increase in the Standard & Poor’s 500 Index for the Change in Control Period (expressed as a percentage of the Standard & Poor’s 500 Index as of January 1, 2005). In the event the Kanders First Tranche Stock Bonus Award or the Kanders Second Tranche Stock Bonus Award is issuable by Armor Holdings, it may, in its discretion, determine to cash settle the award by paying to Mr. Kanders cash in an amount equal to the value of such shares on the date they would have been issuable. Each of the Kanders Stock Option Awards, the Kanders First Tranche Stock Bonus Award and the Kanders Second Tranche Stock Bonus Award shall be granted pursuant to the terms and conditions of our 2002 Stock Incentive Plan, or such other stock incentive plan as may be in effect from time to time, and shall be subject to the additional terms and conditions thereof and the further terms and conditions more fully set forth in a grant agreement between Armor Holdings and Mr. Kanders. All shares issuable in connection with the Kanders First Tranche Stock Bonus Award and the Kanders Second Tranche Stock Bonus Award shall be issued no later than 2 ½ months after the end of the calendar year in which Mr. Kanders’ right to receive such shares vests. For purposes of this paragraph, ‘‘EBITDA’’ shall mean, for any period, for Armor Holdings and its subsidiaries, an amount equal to the sum of (without duplication) (a) Consolidated Net Income, (b) Consolidated Interest Expense, net, (c) the amount of taxes, based on or measured by income, used or included in determining such Consolidated Net Income, (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, (e) the amount of ‘‘integration and other charges’’ as listed on Armor Holdings’ consolidated income statement, (f) any adjustments due to a change in minority interests, (g) any items included in ‘‘other expenses, net’’ as listed on Armor Holdings’ consolidated income statement, and (h) any adjustments that appear on Armor Holdings’ computation of pro forma earnings in respect of the applicable Four-Quarter Period as publicly announced by Armor Holdings from time to time, all determined on a consolidated basis and except with respect to item (h) above, in accordance with generally accepted accounting principles applied on a consistent basis. For purposes hereof, ‘‘Four-Quarter Period’’ shall mean a period of four full consecutive fiscal quarters of Armor Holdings and its subsidiaries, taken together as one accounting period.

Mr. Kanders’ employment agreement also provides that, except as provided therein, he will not sell, transfer, hypothecate, grant a security interest in, pledge or otherwise dispose of any shares of capital stock of Armor Holdings, securities convertible into capital stock of Armor Holdings and the shares of capital stock of Armor Holdings underlying such convertible securities granted therein or that may be granted after the date thereof (collectively, the ‘‘Kanders Locked Shares’’) until the expiration of the lock-up restrictions contained therein or as otherwise contained in the grant agreements (which restrictions will be in effect between 2006 and 2010) with respect to such Kanders Locked Shares, and such restrictions on dispositions shall apply upon a termination of the employment agreement for cause; provided, however, that the restrictions with respect to such dispositions as set forth in this sentence shall not apply to Mr. Kanders in the event of a change in control of Armor Holdings or in the event of a termination of the employment agreement due to death, disability or without cause by Armor Holdings. In the event of a termination of the employment agreement by Armor Holdings for cause, or a termination of the employment agreement by Mr. Kanders, any existing lock-up restrictions still applicable on the date of termination to the Kanders Locked Shares shall be extended for a period of five years from the date such lock-up restriction is initially scheduled to terminate. Notwithstanding the foregoing, Mr. Kanders shall, to the extent permitted under applicable law, rule or regulation, be permitted to (i) transfer the Kanders Locked Shares to his immediate family members or trusts for the benefit of his immediate family members for estate planning purposes; provided that any such transferees shall be subject to the restrictions applicable to Mr. Kanders set forth therein; and (ii) in connection with any restricted stock award or Stock Bonus Awards, dispose of shares by having Armor Holdings withhold shares of common stock of Armor Holdings in order to satisfy Mr. Kanders’ tax obligations.

Upon the occurrence of a change in control, Mr. Kanders shall have the right to terminate his employment agreement; provided, however, that if requested to do so by Armor Holdings, Mr. Kanders shall provide consulting services to Armor Holdings for transition purposes for a period of six months following the effective date of such change in control and his termination of his employment agreement, and Armor Holdings shall pay consulting fees to Mr. Kanders for such six month period in an amount equal to the compensation he would have otherwise received under his employment agreement had it been in effect for such six month period. Upon the termination of his employment agreement by Mr. Kanders due to the occurrence of a change in control, Mr. Kanders shall be entitled to receive by wire transfer of immediately available funds, in one lump sum, immediately upon the consummation of the change in control, (A) three times the sum of (i) Mr. Kanders’ highest annual base salary, plus (ii) the annual bonus for such year, in each case since January 1, 2004; plus (B) five times the greatest annual amount of the full cost of maintaining his principal office in Stamford, Connecticut or such other location as Mr. Kanders may determine, including, without limitation, costs for rent, utilities, secretarial services, information services, transportation services and similar office-related expenses consistent with prior reimbursements to Mr. Kanders or an affiliate of Mr. Kanders, during the immediately previous three years (the ‘‘Office Expense Reimbursement’’). Upon the termination of Mr. Kanders’ employment agreement by Armor Holdings without cause (as defined in Mr. Kanders’ employment agreement), Mr. Kanders shall be entitled to receive by wire transfer of immediately available funds, in one lump sum, within 5 business days of termination by Armor Holdings without cause, three times Mr. Kanders’ highest annual base salary since January 1, 2004, plus the Office Expense Reimbursement. If Armor Holdings does not offer to renew his employment agreement on substantially similar terms upon the expiration of Mr. Kanders’ employment agreement, and provided that Mr. Kanders is no longer employed by Armor Holdings, Mr. Kanders shall be entitled to receive (i) one and one-half times Mr. Kanders’ highest annual base salary since January 1, 2004, which shall be payable in accordance with the normal payroll practices of Armor Holdings over a period of eighteen months, and shall be subject to withholding for applicable taxes and other amounts; provided, however, that such payments shall not commence until six months have elapsed from the effective date of such non-renewal; and provided, further, that the first payment that is payable after such six month period shall include all amounts that would have been payable during such six month period but were withheld due to the provisions hereof; and (ii) by wire transfer of immediately available funds, in one lump sum, within 5 business days of December 31, 2007, an amount equal to the Office Expense Reimbursement. For purposes of this Agreement, each payment referred to above shall be a ‘‘Kanders Termination Payment’’. Notwithstanding anything to the contrary set forth herein, in the event that Mr. Kanders has breached his confidentiality and non-competition obligations contained in the employment agreement, then Mr. Kanders shall immediately repay to Armor Holdings the full amount of the gross Kanders Termination Payment before taking into account any withholdings for applicable taxes and other amounts. For purposes of his employment agreement, a non-renewal of the employment agreement shall not be deemed to have occurred if Armor Holdings offers Mr. Kanders to renew his employment agreement upon the same terms and conditions set forth therein and Mr. Kanders rejects such offer.

Mr. Kanders’ employment agreement also provides that in the event that his employment agreement is terminated by Armor Holdings without cause prior to the expiration thereof or upon the occurrence of a change in control, except as set forth therein, all grants of our common stock granted to Mr. Kanders therein shall vest and become immediately exercisable and saleable and any lock-up provisions applicable thereto, or to any options granted to Mr. Kanders, shall terminate. In addition, in the event that Mr. Kanders’ employment agreement is terminated by Armor Holdings with cause prior to the expiration of the employment agreement, all unvested grants of our common stock granted to Mr. Kanders pursuant to the terms thereof or otherwise shall terminate and be null and void. Furthermore, if Mr. Kanders’ employment agreement is terminated by Mr. Kanders, other than due to a ‘‘change in control’’, all unvested grants of our common stock granted to Mr. Kanders shall terminate and be null and void.

During the term of his employment, Mr. Kanders shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof, Armor Holdings’ medical insurance and other fringe benefit plans or policies as it may make available to, or have in effect for, its personnel with commensurate duties from time to time, including, without limitation, any Supplemental Executive Retirement Plan. Armor Holdings retains the right to terminate or alter any such plans or policies from time to time. Mr. Kanders shall also be entitled to four weeks paid vacation each year, sick leave and other similar benefits in accordance with policies of Armor Holdings from time to time in effect for personnel with commensurate duties. Subject to the terms of his employment agreement, Mr. Kanders will be entitled to receive at no cost to him, (i) eighteen months of coverage for the medical benefits described above if Armor Holdings does not offer to renew his employment agreement upon expiration of thereof on substantially similar terms, and (ii) three years of coverage for the medical benefits described above if his employment agreement is terminated by Armor Holdings without cause or there occurs a change in control and he terminates the employment agreement; provided, however, that in each such case, such coverage need not be provided by Armor Holdings if Mr. Kanders is eligible for commensurate coverage for the medical and other fringe benefits described above through another employer. In the event of a termination of his employment agreement by Armor Holdings for death or disability, Mr. Kanders and/or his family, as applicable, shall be entitled to receive, at no cost to them, three years of medical and dental coverage that Mr. Kanders had at the time of such termination.

Mr. Kanders’ employment also provides that so long as Armor Holdings (or one of its subsidiaries) owns an interest in, or a right to use, a private jet aircraft, Mr. Kanders shall, for security purposes, use such aircraft for business purposes, and upon reasonable notice, and provided that such aircraft is not required at such times for business purposes, Armor Holdings will make available such aircraft to Mr. Kanders and his family for up to fifty flight hours per year for his and his family’s personal use, in each case at no cost to Mr. Kanders other than any applicable personal income taxes payable in connection therewith. Mr. Kanders’ employment agreement also provides him with a non-accountable supplemental expense reimbursement allowance equal to 7.5% of his base salary per year and any additional discretionary benefits (including, without limitation, a gross-up payment to the extent of any applicable excise taxes imposed by Section 4999 of the IRC and benefits provided by any Supplemental Executive Retirement Plan, if any, adopted by the Board of Directors of Armor Holdings) that the Board of Directors of Armor Holdings may grant in its sole and absolute discretion. Mr. Kanders’ employment agreement also contains certain confidentiality and non-competition provisions as well as other provisions that are customary for an executive employment agreement.

Robert Schiller

As of January 1, 2005, we entered into an employment agreement with Robert R. Schiller which provides that he will serve as our President and Chief Operating Officer through December 31, 2007, subject to earlier termination as set forth in the employment agreement. Pursuant to the employment agreement, Mr. Schiller will receive a base salary in the amount of $700,000, which may be adjusted from time to time by our Compensation Committee. Mr. Schiller’s employment agreement also provides that Mr. Schiller will receive, in addition to any other bonuses awarded by the Compensation Committee, a minimum cash annual bonus of 100% of base salary so long as we achieve our adjusted EBITDA target as reflected in the annual budget for such year approved by our Board of Directors. At the sole discretion of the Compensation Committee and the Board of Directors, Mr. Schiller’s annual bonus may be increased based on performance to a target level of 200% of base salary; provided that nothing in the employment agreement shall limit the discretion of the Compensation Committee and the Board of Directors to further adjust the annual bonus based upon performance. Any annual bonus payable to Mr. Schiller shall be paid no later than 2½ months after the end of the fiscal year in question during the term of the employment agreement.

Pursuant to the terms of the employment agreement, Mr. Schiller (A) received a grant of options (the ‘‘Schiller Stock Option Awards’’) to purchase (i) 100,000 shares of our common stock at an exercise price of $45.93, all of which are fully vested and exercisable as of March 25, 2005; and the underlying shares of common stock shall be subject to the following lock-up restrictions: 33,333 shares will be restricted from sale until January 3, 2006; 33,333 shares will be restricted from sale until January 3, 2007; and 33,334 shares will be restricted from sale until January 3, 2008; in addition, upon Mr. Schiller’s voluntary termination of employment with Armor Holdings or his termination by Armor Holdings for cause, any of the foregoing lock-up periods which have not yet expired as of the date of termination shall be extended for an additional five year period; and (ii) 219,200 shares of our common stock at an exercise price of $37.90, all of which are fully vested and exercisable as of March 25, 2005; and the underlying shares of common stock shall be subject to the following lock-up restrictions: 33,333 shares will be restricted from sale until January 1, 2007; 66,666 shares will be restricted from sale until January 1, 2008; 85,867 shares will be restricted from sale until January 1, 2009; and 33,334 shares will be restricted from sale until January 1, 2010; in addition, upon Mr. Schiller’s voluntary termination of employment with Armor Holdings or his termination by Armor Holdings for cause, any of the foregoing lock-up periods which have not yet expired as of the date of termination shall be extended for an additional five year period; (B) is entitled to receive as incentive compensation for each of calendar years 2005, 2006 and 2007 a stock bonus award of 15,000 shares of our common stock (the ‘‘Schiller First Tranche Stock Bonus Award’’) if our common stock price performance for each of such years exceeds the performance of the Standard & Poor’s 500 Index for applicable year on a percentage basis; and (C) is entitled to receive a stock bonus award of 150,000 shares of our common stock (the ‘‘Schiller Second Tranche Stock Bonus Award’’) if at any time between January 1, 2005 and December 31, 2007 both of the following shall occur (whether or not contemporaneously): (i) the EBITDA (as defined above in the description of Mr. Kanders’ employment agreement) of Armor Holdings for a consecutive four-quarter period exceeds $304,817,000; and (ii) the per share closing price of our common stock on the New York Stock Exchange (or such other stock market or exchange as our common stock shall then be traded on) shall be at least $70.00 or more (as adjusted for stock splits, if any, after the date hereof) for a period of five consecutive trading days. In the event a change in control (as defined in Mr. Schiller’s employment agreement) occurs between January 1, 2005 and December 31, 2007, the shares subject to the Schiller Second Tranche Stock Bonus Award shall be issued so long as any one of the following is achieved: (i) the EBITDA of Armor Holdings for a consecutive four-quarter period occurring during the Change in Control Period exceeds $304,817,000; or (ii) the negotiated purchase price per share to be paid by an acquirer for common stock in connection with a change in control equals or exceeds $70.00 or more; provided, that if a change in control occurs and neither of the goals set forth in clauses (i) or (ii) are achieved, then only 75,000 shares subject to the Schiller Second Tranche Stock Bonus Award will be issued upon the change in control, which shares will be fully vested immediately upon issuance thereof. If such change in control occurs and neither of the goals set forth in clauses (i) or (ii) above are achieved, then the Board of Directors and the Compensation Committee may determine, in their sole discretion, to issue more than 50% of the 150,000 shares subject to the Schiller Second Tranche Stock Bonus Award described above to Mr. Schiller if certain criteria, as may be determined by the Board of Directors and the Compensation Committee in their sole discretion, are met including, without limitation, Armor Holdings’ share price increase, determined for the Change in Control Period and expressed as a percentage of Armor Holdings’ share price as of January 1, 2005, is greater than the increase in the Standard & Poor’s 500 Index for the Change in Control Period (expressed as a percentage of the Standard & Poor’s 500 Index as of January 1, 2005). All shares issuable in connection with the Schiller First Tranche Stock Bonus Award and the Schiller Second Tranche Stock Bonus Award shall be issued no later than 2½ months after the end of the calendar year in which Mr. Schiller’s right to receive such shares vests. In the event the Schiller First Tranche Stock Bonus Award or the Schiller Second Tranche Stock Bonus Award is issuable by Armor Holdings, it may, in its discretion, determine to cash settle the award by paying to Mr. Schiller cash in an amount equal to the value of such shares on the date they would have been issuable. Each of the Schiller Stock Option Awards, the Schiller First Tranche Stock Bonus Award and the Schiller Second Tranche Stock Bonus Award shall be granted pursuant to the terms and conditions of our 2002 Stock Incentive Plan, or such other stock incentive plan as may be in effect from time to time, and shall be subject to the additional terms and conditions thereof and the further terms and conditions more fully set forth in a grant agreement between Armor Holdings and Mr. Schiller.

Mr. Schiller’s employment agreement also provides that, except as provided therein, he will not sell, transfer, hypothecate, grant a security interest in, pledge or otherwise dispose of any shares of capital stock of Armor Holdings, securities convertible into capital stock of Armor Holdings and the shares of capital stock of Armor Holdings underlying such convertible securities granted therein or that may be granted after the date thereof (collectively, the ‘‘Schiller Locked Shares’’) until the expiration of the lock-up restrictions contained therein or as otherwise contained in the grant agreements (which restrictions will be in effect between 2006 and 2010) with respect to such Schiller Locked Shares, and such restrictions on dispositions shall apply upon a termination of the employment agreement for cause; provided, however, that the restrictions with respect to such dispositions as set forth in this sentence shall not apply to Mr. Schiller in the event of a change in control of Armor Holdings or in the event of a termination of the employment agreement due to death, disability or without cause by Armor Holdings. With respect to any shares of capital stock of Armor Holdings, securities convertible into capital stock of Armor Holdings and the shares of capital stock of Armor Holdings underlying such convertible securities that are owned by Mr. Schiller other than the Schiller Locked Shares, Mr. Schiller shall give to Armor Holdings’ Chairman of the Board five business days advance written notice of any intent to sell such securities. In the event of a termination of the employment agreement by Armor Holdings for cause, or a termination of the employment agreement by Mr. Schiller, any existing lock-up restrictions still applicable on the date of termination to the Schiller Locked Shares shall be extended for a period of five years from the date such lock-up restriction is initially scheduled to terminate. Notwithstanding the foregoing, Mr. Schiller shall, to the extent permitted under applicable law, rule or regulation, be permitted to (i) transfer the Schiller Locked Shares to his immediate family members or trusts for the benefit of his immediate family members for estate planning purposes; provided that any such transferees shall be subject to the restrictions applicable to Mr. Schiller set forth therein; and (ii) in connection with any restricted stock award or Stock Bonus Award, dispose of shares by having Armor Holdings withhold shares of common stock of Armor Holdings in order to satisfy Mr. Schiller’s tax obligations.

Upon the occurrence of a ‘‘change in control’’, Mr. Schiller shall have the right to terminate his employment agreement; provided, however, that if requested to do so by the Company, Mr. Schiller shall provide consulting services to Armor Holdings for transition purposes for a period of six months following the effective date of such change in control and his termination of his employment agreement, and Armor Holdings shall pay consulting fees to Mr. Schiller for such six month period in an amount equal to the compensation he would have otherwise received under his employment agreement had it been in effect for such six month period. Upon the termination of his employment agreement by Mr. Schiller due to the occurrence of a change in control, Mr. Schiller shall be entitled to receive by wire transfer of immediately available funds, in one lump sum, immediately upon the consummation of the change in control, three times the sum of (i) Mr. Schiller’s highest annual base salary, plus (ii) the annual bonus for such year, in each case since January 1, 2004. Upon the termination of Mr. Schiller’s employment agreement by Armor Holdings without cause (as defined in Mr. Schiller’s employment agreement), Mr. Schiller shall be entitled to receive by wire transfer of immediately available funds, in one lump sum, within 5 business days of termination by Armor Holdings without cause, three times Mr. Schiller’s highest annual base salary since January 1, 2004. If Armor Holdings does not offer to renew his employment agreement on substantially similar terms upon the expiration of Mr. Schiller’s employment agreement, and provided that Mr. Schiller is no longer employed by Armor Holdings, Mr. Schiller shall be entitled to receive (i) one and one-half times Mr. Schiller’s highest annual base salary since January 1, 2004, which shall be payable in accordance with the normal payroll practices of Armor Holdings over a period of eighteen months, and shall be subject to withholding for applicable taxes and other amounts; provided, however, that such payments shall not commence until six months have elapsed from the effective date of such non-renewal; and provided, further, that the first payment that is payable after such six month period shall include all amounts that would have been payable during such six month period but were withheld due to the provisions hereof. For purposes of this Agreement, each payment referred to above shall be a ‘‘Schiller Termination Payment’’. Notwithstanding anything to the contrary set forth herein, in the event that Mr. Schiller has breached his confidentiality and non-competition obligations contained in the employment agreement, then Mr. Schiller shall immediately repay to Armor Holdings the full amount of the gross Schiller Termination Payment before taking into account any withholdings for applicable taxes and other amounts. For purposes of his employment agreement, a non-renewal of the employment agreement shall not be deemed to have occurred if Armor Holdings offers Mr. Schiller to renew his employment agreement upon the same terms and conditions set forth therein and Mr. Schiller rejects such offer.

Mr. Schiller’s employment agreement also provides that in the event that Mr. Schiller’s employment agreement is terminated by Armor Holdings without cause prior to the expiration thereof or upon the occurrence of a change in control, all grants of our common stock granted to Mr. Schiller therein shall vest and become immediately exercisable and saleable and any lock-up provisions applicable thereto, or to any options granted to Mr. Schiller, shall terminate. In addition, in the event that Mr. Schiller’s employment agreement is terminated by Armor Holdings with cause prior to the expiration of the employment agreement, all unvested grants of our common stock granted to Mr. Schiller pursuant to the terms thereof or otherwise shall terminate and be null and void. Furthermore, if Mr. Schiller’s employment agreement is terminated by Mr. Schiller, other than due to a change in control, all unvested grants of common stock granted to Mr. Schiller shall terminate and be null and void.

During the term of his employment, Mr. Schiller shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof, Armor Holdings’ medical insurance and other fringe benefit plans or policies as it may make available to, or have in effect for, its personnel with commensurate duties from time to time, including, without limitation, any Supplemental Executive Retirement Plan. Armor Holdings retains the right to terminate or alter any such plans or policies from time to time. Mr. Schiller shall also be entitled to four weeks paid vacation each year, sick leave and other similar benefits in accordance with policies of Armor Holdings from time to time in effect for personnel with commensurate duties. Subject to the terms of his employment agreement, Mr. Schiller will be entitled to receive at no cost to him, (i) eighteen months of coverage for the medical benefits described above if Armor Holdings does not offer to renew his employment agreement upon expiration of thereof on substantially similar terms, and (ii) three years of coverage for the medical benefits described above if his employment agreement is terminated by Armor Holdings without cause or there occurs a change in control and he terminates the employment agreement; provided, however, that in each such case, such coverage need not be provided by Armor Holdings if Mr. Schiller is eligible for commensurate coverage for the medical and other fringe benefits described above through another employer. In the event of a termination of his employment agreement by Armor Holdings for death or disability, Mr. Schiller and/or his family, as applicable, shall be entitled to receive, at no cost to them, three years of medical and dental coverage that Mr. Schiller had at the time of such termination.

Mr. Schiller’s employment also provides that so long as Armor Holdings (or one of its subsidiaries) owns an interest in, or a right to use, a private jet aircraft, Mr. Schiller shall, for security purposes, use such aircraft for business purposes, and upon reasonable notice, and provided that such aircraft is not required at such times for business purposes, Armor Holdings will make available such aircraft to Mr. Schiller and his family for up to fifty flight hours per year for his and his family’s personal use, at no cost to Mr. Schiller other than any applicable personal income taxes payable in connection therewith. Mr. Schiller’s employment agreement also provides him with a non-accountable supplemental expense reimbursement allowance equal to 7.5% of his base salary per year and any additional discretionary benefits (including, without limitation, a gross-up payment to the extent of any applicable excise taxes imposed by Section 4999 of the IRC and benefits provided by any Supplemental Executive Retirement Plan, if any, adopted by the Board of Directors of Armor Holdings) that the Board of Directors of Armor Holdings may grant in its sole and absolute discretion. Mr. Schiller has also agreed to certain confidentiality and non-competition provisions. Mr. Schiller’s employment agreement also contains other provisions that are customary for an executive employment agreement.

Glenn Heiar

As of May 20, 2005, we entered into an employment agreement with Glenn J. Heiar which provides that he will serve as our Chief Financial Officer for a three year term that will expire on May 20, 2008, subject to earlier termination as set forth in the employment agreement. The employment agreement provides for a base salary of $325,000. The Compensation Committee and the Board of Directors shall review Mr. Heiar’s base salary annually and, based on a number of factors, including, without limitation, Armor Holdings’ performance and Mr. Heiar’s performance, may in their sole and absolute discretion, increase Mr. Heiar’s base salary.

Upon the occurrence of a ‘‘change in control’’ (as defined in Mr. Heiar’s employment agreement), Mr. Heiar shall have the right to terminate his employment agreement. Upon (i) the termination of the employment agreement by Armor Holdings without cause, or (ii) if Armor Holdings does not offer to renew the employment agreement upon expiration thereof on substantially similar terms, and provided that Mr. Heiar is no longer employed by Armor Holdings, then in either such case, Mr. Heiar shall be entitled to receive a severance payment from Armor Holdings equal to one year’s base salary, which shall be payable over a period of one year in accordance with the normal payroll practices of Armor Holdings and shall be subject to withholding for applicable taxes and other amounts; provided, however, that if any of such payments would be payable 2½ months after the beginning of the next calendar year after such termination or non-renewal, such payments shall not commence until six months have elapsed from the effective date of such termination without cause or non-renewal; and provided, further, that the first payment that is payable after such six month period shall include all amounts that would have been payable during such six month period but were withheld due to the provisions hereof. For purposes of this Agreement, the payment referred to above shall be a ‘‘Heiar Termination Payment’’. Notwithstanding anything to the contrary set forth herein, in the event that Mr. Heiar has breached his confidentiality and non-competition obligations contained in the employment agreement, then Mr. Heiar shall immediately repay to Armor Holdings the full amount of the gross Heiar Termination Payment before taking into account any withholdings for applicable taxes and other amounts. For purposes of his employment agreement, a non-renewal of the employment agreement shall not be deemed to have occurred if Armor Holdings offers Mr. Heiar to renew his employment agreement upon the same terms and conditions set forth therein and Mr. Heiar rejects such offer.

Pursuant to the terms of the employment agreement, Mr. Heiar is entitled to receive (A) options to purchase up to an aggregate of 25,000 shares of our common stock, at an exercise price of $44.76 per share, all of which are fully vested and exercisable as of February 10, 2005 (the ‘‘Heiar Grant Date’’); and the underlying shares of our common stock shall be subject to lock-up restrictions as follows: (1) 100% of the underlying shares for 24 months following the Heiar Grant Date, (2) 75% of the underlying shares for 36 months following the Heiar Grant Date, (3) 50% of the underlying shares for 48 months following the Heiar Grant Date, and (4) 25% of the underlying shares for 60 months following the Heiar Grant Date; in addition, upon Mr. Heiar’s voluntary termination of employment with Armor Holdings or his termination by Armor Holdings for cause, any of the foregoing lock-up periods which have not yet expired shall be extended for an additional five year period; (B) a stock bonus award of 25,000 shares of our common stock, all of which will vest upon the occurrence of a change in control, and the Company may, in its discretion, determine to cash settle this award by paying to Mr. Heiar cash in an amount equal to the value of such shares on the closing date of the occurrence of such change in control; (C) options to purchase up to an aggregate of 75,000 shares of our common stock, at an exercise price of $37.90 per share, all of which are fully vested and exercisable as of March 25, 2005; and the underlying shares of our common stock shall be subject to lock-up restrictions, and shall be released from such lock-up restrictions as follows: (1) 6,250 shares released on January 1, 2008, (2) 12,500 shares released on January 1, 2009, (3) 18,750 shares released on January 1, 2010, (4) 18,750 shares released on January 1, 2011, (5) 12,500 shares released on January 1, 2012 and (6) 6,250 shares released on January 1, 2013; in addition, upon Mr. Heiar’s voluntary termination of employment with Armor Holdings or his termination by Armor Holdings for cause, any of the foregoing lock-up periods which have not yet expired shall be extended for an additional five year period; and (D) as incentive compensation for each of calendar years 2005, 2006 and 2007 a stock bonus award of 5,000 shares of our common stock if Armor Holdings’ common stock price performance for each of such years exceeds the performance of the Standard & Poor’s 500 Index for applicable year on a percentage basis; and if such shares are issued, they will be issued no later than 2½ months after the end of the applicable calendar year and will be fully vested immediately upon issuance thereof; provided, however, Armor Holdings may, in its discretion, determine to cash settle this award by paying to Mr. Heiar cash in an amount equal to the value of such shares on the date they would have been issuable.

Mr. Heiar’s employment agreement also provides him with a non-accountable supplemental expense reimbursement allowance of $15,000 per year. Mr. Heiar has also agreed to certain confidentiality and non-competition provisions. Mr. Heiar’s employment agreement also contains other provisions that are customary for an executive employment agreement.

In addition, Mr. Heiar’s employment agreement provides that he will not sell, transfer, hypothecate, grant a security interest in, pledge or otherwise dispose of until May 20, 2008 any of the shares of our common stock underlying the options to purchase 100,000 shares of our common stock at an exercise of $37.90 per share (the ‘‘Heiar Newly Granted Stock Options’’) and the options to purchase 80,000 shares of our common stock at an exercise price of $28.46 (the ‘‘Heiar Accelerated Stock Options’’), and such restriction on dispositions shall apply upon a termination of the employment agreement for cause; provided, however, that the restriction with respect to such dispositions as set forth in this sentence shall not apply to Mr. Heiar in the event of a change in control of Armor Holdings or in the event of a termination of the employment agreement for death, disability or without cause by Armor Holdings; and provided, further, that options to purchase 60,000 shares of common stock, granted to Mr. Heiar on March 10, 2004, shall be released from any restrictions set forth in this sentence on March 10, 2007. With respect to any shares of common stock issuable to Mr. Heiar upon the exercise of previously granted options or any shares of common stock owned by Mr. Heiar other than those shares underlying the Heiar Newly Granted Stock Options and the Heiar Accelerated Stock Options, Mr. Heiar shall give the Chairman of the Board and President five business days advance written notice of any intent to sell such common stock. In addition, in the event of a termination of the employment agreement by Armor Holdings for cause, or a termination of the employment agreement by Mr. Heiar other than due to a change in control, any existing lock-up restrictions still applicable on the date of termination to any shares of our common stock underlying the Heiar Newly Granted Stock Options and the shares of our common stock underlying the Heiar Accelerated Stock Options shall be extended for a period of five years from the date such lock-up restriction is initially scheduled to terminate.

In addition, upon the occurrence of a change in control, all stock bonus awards of Armor Holdings granted to Mr. Heiar shall vest and become immediately exercisable and saleable, and any lock-up restrictions applicable to any stock bonus awards or options awarded to Mr. Heiar shall terminate, on the effective date of such change in control. In the event that the employment agreement is terminated by Armor Holdings with cause prior to the expiration of the term of the employment agreement, all unvested awards of restricted common stock granted to Mr. Heiar shall terminate. In the event that the employment agreement is terminated by Armor Holdings without cause prior to the expiration of the term of the employment agreement, all unvested stock bonus awards granted to Mr. Heiar in respect of a change in control shall terminate except for the stock bonus awards granted to Mr. Heiar as bonus compensation (the ‘‘Heiar Bonus Stock’’); provided, that (i) the vesting schedule for the Heiar Bonus Stock shall not be modified; and (ii) in the event Mr. Heiar breaches any of such obligations, Armor Holdings shall be permitted to offset from any unvested Heiar Bonus Stock an amount equal to the damages incurred by Armor Holdings due to Mr. Heiar’s breach(es) of such obligations. In the event that the employment agreement is terminated by Mr. Heiar, other than due to a change in control, all vested options for the purchase of our common stock and stock bonus awards of Armor Holdings granted to Mr. Heiar shall remain subject to the lock-up restrictions contained in the employment agreement or any other lock-up agreements, as applicable, and the unvested portion of such stock bonus awards shall terminate.

During the term of his employment, Mr. Heiar shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof, Armor Holdings’ medical insurance and other fringe benefit plans or policies as it may make available to, or have in effect for, its personnel with commensurate duties from time to time, including, without limitation, any Supplemental Executive Retirement Plan. Armor Holdings retains the right to terminate or alter any such plans or policies from time to time. Mr. Heiar shall also be entitled to four weeks paid vacation each year, sick leave and other similar benefits in accordance with policies of Armor Holdings from time to time in effect for personnel with commensurate duties. Subject to the terms of his employment agreement, Mr. Heiar will be entitled to receive at no cost to him, (i) one year of coverage for the medical benefits described above if Armor Holdings terminates the employment agreement due to the death or disability of Mr. Heiar, or if Armor Holdings does not offer to renew Mr. Heiar’s employment agreement upon expiration of thereof on substantially similar terms and provided that Mr. Heiar is no longer employed by Armor Holdings, and (ii) one year of coverage for the medical benefits described above if his employment agreement is terminated by Armor Holdings without cause or there occurs a change in control and he terminates the employment agreement; provided, however, that in each such case, such coverage need not be provided by Armor Holdings if Mr. Heiar is eligible for commensurate coverage for the medical and other fringe benefits described above through another employer.

Robert Mecredy

As of May 20, 2005, we entered into an employment agreement with Robert F. Mecredy which provides that he will serve as the President of our Aerospace & Defense Group for a three year term that will expire on May 20, 2008, subject to earlier termination as set forth in the employment agreement. The employment agreement provides for a base salary of $400,000. The Compensation Committee and the Board of Directors shall review Mr. Mecredy’s base salary annually and, based on a number of factors, including, without limitation, Armor Holdings’ performance and Mr. Mecredy’s performance, may in their sole and absolute discretion, increase Mr. Mecredy’s base salary.

Upon the occurrence of a ‘‘change in control’’ (as defined in Mr. Mecredy’s employment agreement), Mr. Mecredy shall have the right to terminate his employment agreement. Upon (i) the termination of the employment agreement by Armor Holdings without cause, or (ii) if Armor Holdings does not offer to renew the employment agreement upon expiration thereof on substantially similar terms, and provided that Mr. Mecredy is no longer employed by Armor Holdings, then in either such case, Mr. Mecredy shall be entitled to receive a severance payment from Armor Holdings equal to one year’s base salary, which shall be payable over a period of one year in accordance with the normal payroll practices of Armor Holdings and shall be subject to withholding for applicable taxes and other amounts; provided, however, that if any of such payments would be payable 2½ months after the beginning of the next calendar year after such termination or non-renewal, such payments shall not commence until six months have elapsed from the effective date of such termination without cause or non-renewal; and provided, further, that the first payment that is payable after such six month period shall include all amounts that would have been payable during such six month period but were withheld due to the provisions hereof. For purposes of this Agreement, the payment referred to above shall be a ‘‘Mecredy Termination Payment’’. Notwithstanding anything to the contrary set forth herein, in the event that Mr. Mecredy has breached his confidentiality and non-competition obligations contained in the employment agreement, then Mr. Mecredy shall immediately repay to Armor Holdings the full amount of the gross Mecredy Termination Payment before taking into account any withholdings for applicable taxes and other amounts. For purposes of his employment agreement, a non-renewal of the employment agreement shall not be deemed to have occurred if Armor Holdings offers Mr. Mecredy to renew his employment agreement upon the same terms and conditions set forth therein and Mr. Mecredy rejects such offer.

Pursuant to the terms of the employment agreement, Mr. Mecredy is entitled to receive (A) options to purchase up to an aggregate of 75,000 shares of our common stock, at an exercise price of $44.76 per share, all of which are fully vested and exercisable as of February 10, 2005 (the ‘‘Mecredy Grant Date’’); and the underlying shares of our common stock shall be subject to lock-up restrictions as follows: (1) 100% of the underlying shares for 24 months following the Mecredy Grant Date, (2) 75% of the underlying shares for 36 months following the Mecredy Grant Date, (3) 50% of the underlying shares for 48 months following the Mecredy Grant Date, and (4) 25% of the underlying shares for 60 months following the Mecredy Grant Date; (B) 25,000 shares of restricted stock, all of which will vest upon the occurrence of a change in control, and the Company may, in its discretion, determine to cash settle this award by paying to Mr. Mecredy cash in an amount equal to the value of such shares on the closing date of the occurrence of such change in control; (C) options to purchase up to an aggregate of 75,000 shares of our common stock, at an exercise price of $37.90 per share, all of which are fully vested and exercisable as of

March 25, 2005, and the underlying shares of our common stock shall be subject to lock-up restrictions, and shall be released from such lock-up restrictions as follows: (1) 6,250 shares released on January 1, 2008, (2) 12,500 shares released on January 1, 2009, (3) 18,750 shares released on January 1, 2010, (4) 18,750 shares released on January 1, 2011, (5) 12,500 shares released on January 1, 2012 and (6) 6,250 shares released on January 1, 2013; and (D) as incentive compensation for each of calendar years 2005, 2006 and 2007 a restricted stock grant of 2,500 shares of our common stock if Armor Holdings’ common stock price performance for each of such years exceeds the performance of the Standard & Poor’s 500 Index for applicable year on a percentage basis; and if such shares are issued, they will be issued no later than 2½ months after the end of the applicable calendar year and will be fully vested immediately upon issuance thereof; provided, however, Armor Holdings may, in its discretion, determine to cash settle this award by paying to Mr. Mecredy cash in an amount equal to the value of such shares on the date they would have been issuable.

Mr. Mecredy’s employment agreement also provides him with a non-accountable supplemental expense reimbursement allowance of $15,000 per year. Mr. Mecredy has also agreed to certain confidentiality and non-competition provisions. Mr. Mecredy’s employment agreement also contains other provisions that are customary for an executive employment agreement.

In addition, Mr. Mecredy’s employment agreement provides that he will not sell, transfer, hypothecate, grant a security interest in, pledge or otherwise dispose of until May 20, 2008 any of the shares of our common stock underlying the options to purchase (i) 75,000 shares of our common stock at an exercise of $44.76 per share; and (ii) 75,000 shares of our common stock at an exercise of $37.90 per share (collectively, the ‘‘Mecredy Newly Granted Stock Options’’); and the options to purchase 66,666 shares of our common stock at an exercise price of $28.46 (the ‘‘Mecredy Accelerated Stock Options’’), and such restriction on dispositions shall apply upon a termination of the employment agreement for cause; provided, however, that the restriction with respect to such dispositions as set forth in this sentence shall not apply to Mr. Mecredy in the event of a ‘‘change in control’’ of Armor Holdings or in the event of a termination of the employment agreement for death, disability or without cause by Armor Holdings; and provided, further, that options to purchase 100,000 shares of common stock, granted to Mr. Mecredy on October 8, 2003, shall be released from any restrictions set forth in this sentence on October 8, 2006. With respect to any shares of common stock issuable to Mr. Mecredy upon the exercise of previously granted options or any shares of common stock owned by Mr. Mecredy other than those shares underlying the Mecredy Newly Granted Stock Options and the Mecredy Accelerated Stock Options, Mr. Mecredy shall give the Chairman of the Board and President five business days advance written notice of any intent to sell such common stock. In addition, in the event of a termination of the employment agreement by Armor Holdings for cause, or a termination of the employment agreement by Mr. Mecredy other than due to a change in control, any existing lock-up restrictions still applicable on the date of termination to any shares of our common stock underlying the Mecredy Newly Granted Stock Options and the shares of our common stock underlying the Mecredy Accelerated Stock Options shall be extended for a period of five years from the date such lock-up restriction is initially scheduled to terminate.

In addition, upon the occurrence of a change in control, all stock bonus awards of Armor Holdings granted to Mr. Mecredy shall vest and become immediately exercisable and saleable, and any lock-up restrictions applicable to any stock bonus awards or options awarded to Mr. Mecredy shall terminate, on the effective date of such change in control. In the event that the employment agreement is terminated by Armor Holdings with cause prior to the expiration of the term of the employment agreement, all unvested stock bonus awards granted to Mr. Mecredy shall terminate. In the event that the employment agreement is terminated by Armor Holdings without cause prior to the expiration of the term of the employment agreement, all unvested stock bonus awards stock granted to Mr. Mecredy in respect of a change in control shall terminate except for the stock bonus awards granted to Mr. Mecredy as bonus compensation (the ‘‘Mecredy Bonus Stock’’); provided, that (i) the vesting schedule for the Mecredy Bonus Stock shall not be modified; and (ii) in the event Mr. Mecredy breaches any of such obligations, Armor Holdings shall be permitted to offset from any unvested Mecredy Bonus Stock an amount equal to the damages incurred by Armor Holdings due to Mr. Mecredy’s breach(es) of such obligations. In the event that the employment agreement is terminated by Mr. Mecredy, other than due to a change in control, all vested options for the purchase of our common stock and stock bonus awards of Armor Holdings granted to Mr. Mecredy shall remain subject to the lock-up restrictions contained in the employment agreement or any other lock-up agreements, as applicable, and the unvested portion of such stock bonus awards shall terminate.

During the term of his employment, Mr. Mecredy shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof, Armor Holdings’ medical insurance and other fringe benefit plans or policies as it may make available to, or have in effect for, its personnel with commensurate duties from time to time, including, without limitation, any Supplemental Executive Retirement Plan. Armor Holdings retains the right to terminate or alter any such plans or policies from time to time. Mr. Mecredy shall also be entitled to four weeks paid vacation each year, sick leave and other similar benefits in accordance with policies of Armor Holdings from time to time in effect for personnel with commensurate duties. Subject to the terms of his employment agreement, Mr. Mecredy will be entitled to receive at no cost to him, (i) one year of coverage for the medical benefits described above if Armor Holdings terminates the employment agreement due to the death or disability of Mr. Mecredy, or if Armor Holdings does not offer to renew Mr. Mecredy’s employment agreement upon expiration of thereof on substantially similar terms and provided that Mr. Mecredy is no longer employed by Armor Holdings, and (ii) one year of coverage for the medical benefits described above if his employment agreement is terminated by Armor Holdings without cause or there occurs a change in control and he terminates the employment agreement; provided, however, that in each such case, such coverage need not be provided by Armor Holdings if Mr. Mecredy is eligible for commensurate coverage for the medical and other fringe benefits described above through another employer.

Dennis Dellinger

Dennis Dellinger is party to an amended and restated severance agreement with Stewart & Stevenson, which was acquired by us on May 25, 2006. The agreement had an initial term from January 1, 2005 through December 31, 2006, subject to automatic one-year renewals unless terminated by either party prior to such renewal. However, upon a change of control, which our acquisition of Stewart & Stevenson constituted, the agreement is to expire no earlier than 24 months beyond the month in which such change of control occurred, or May 31, 2008 (such period, the ‘‘Term’’). Under the severance agreement, following a change in control and during the term of the agreement, Mr. Dellinger may be entitled to certain payment and benefits upon termination or the occurrence of certain other events. Since our acquisition of Stewart & Stevenson constituted a change of control under the severance agreement, Mr. Dellinger will be entitled to such payments and/or benefits if termination or such other events, as described below, occur during the remainder of the Term.

For the remainder of the Term, during any period in which Mr. Dellinger is incapacitated as a result of physical or mental illness, the Company will pay Mr. Dellinger his salary and benefits until his employment is terminated for disability. If Mr. Dellinger’s employment is terminated for any reason during the Term, the Company will pay Mr. Dellinger his full salary and benefits through the date of termination and normal post-termination compensation and benefits as such become due and payable under the applicable company benefit plans. Also, upon a termination during the Term, all stock and other equity or phantom equity incentives held by Mr. Dellinger (including, but not limited to, options) will vest and become immediately exercisable.

If Mr. Dellinger’s employment is terminated during the Term for reasons other than cause, death or disability, or voluntarily by Mr. Dellinger without good reason, then Mr. Dellinger will also be entitled to severance. Such severance will consist of: (i) a payment equal to two times the sum of Mr. Dellinger’s base salary and the average annual bonus he received over the prior three years; (ii) 24 months of medical benefits; (iii) any unpaid incentive compensation that had been awarded to Mr. Dellinger under the annual incentive plan for a period preceding the date of termination, plus a pro rata portion through the date of termination of the aggregate value of all contingent incentive compensation awards to Mr. Dellinger for all then uncompleted periods under the annual incentive plan; and (iv) outplacement services for a period of one year.

Mr. Dellinger’s severance agreement provides that if it shall be determined that any payment or benefit provided to Mr. Dellinger pursuant to the terms of the severance agreement in connection with a change of control or the termination of Mr. Dellinger’s employment ( ‘‘Total Payment’’) would be subject, in whole or in part, to the excise tax imposed by Section 4999 of the Code (the ‘‘Excise Tax’’), then Mr. Dellinger shall be entitled to receive from the Company an additional payment (the ‘‘Gross-Up Payment’’) in an amount such that the net amount of the Total Payment and the Gross-Up Payment retained by Mr. Dellinger after the calculation and deduction of all Excise Taxes on the Total Payments and all federal, state and local income tax, employment tax and Excise Tax on the Gross-Up Payment, shall be equal to the Total Payments.

SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS

The table below shows the number of options and range of exercise prices we granted to various employees and directors during our fiscal year ended December 31, 2006 under our 2005 Stock Incentive Plan.

Plan Name	Number of Grants	Grant Price Ranges
2005 Stock Incentive Plan	114,000	$45.26 – $57.12

The following table sets forth certain information regarding our equity plans at December 31, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	3,667,260	$32.92	2,133,500
Equity compensation plans not approved by security holders	—	N/A	0
Total	3,667,260	$32.92	2,133,500

We have two non-qualified equity plans, the 2002 Executive Stock Plan and the 1998 Stock Option Plan, that have not been approved by stockholders. The 2002 Executive Stock Plan provides for the grant of a total of 470,000 stock options and stock awards to our key employees. The Board of Directors, or a committee designated by the Board consisting of two or more independent directors, is authorized to set the price and terms and conditions of the options and awards granted under the 2002 Executive Stock Plan. Options under the 2002 Executive Stock Plan are substantially the same as the 2002 Stock Incentive Plan except that we may only grant non-qualified stock options under the 2002 Executive Stock Plan. The 2002 Executive Stock Plan was adopted on March 13, 2002 and all shares available for grant under the 2002 Executive Stock Plan were granted to our executive officers effective March 13, 2002.

The 1998 Stock Option Plan provides for the grant of a total of 725,000 stock options to our key employees. The Board of Directors, or a committee designated by the Board consisting of two or more independent directors, is authorized to set the price and terms and conditions of the options granted under the 1998 Stock Option Plan. Options under the 1998 Stock Option Plan are substantially the same as the Amended and Restated 1996 Stock Option Plan except that we may only grant non-qualified stock options under the 1998 Stock Option Plan. The 1998 Stock Option Plan was adopted on December 7, 1998 and all shares available for grant under the 1998 Stock Option Plan were granted to our executive officers effective January 1, 1999 or, if later, the renewal date of their respective employment agreements. The number of directors is currently fixed at seven, with six directors presently serving and one vacancy. Subsequent to the completion of the meeting, the number of directors serving shall be six.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and any persons who own more than 10% of our capital stock to file with the Commission (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such capital stock. Such persons are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of our capital stock, all Forms 3, 4 and 5 showing ownership of and changes of ownership in our capital stock during the 2006 fiscal year were timely filed with the Commission and the New York Stock Exchange.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective as of January 1, 2003, we entered into a Transportation Services Agreement with Kanders Aviation, LLC, an entity controlled by Mr. Kanders. Pursuant to the terms of the Transportation Services Agreement and upon our request, Kanders Aviation may, in its sole discretion, provide us with air transportation services via certain aircraft. We intend to use the air transportation services provided by Kanders Aviation, LLC only to the extent we require air transportation services and our other aircraft are otherwise being utilized by us. The Transportation Services Agreement will remain in effect indefinitely until terminated by written notice by either party thereto to the other party thereto. During the term of the Transportation Services Agreement, we will reimburse Kanders Aviation in an amount equal to the fair market value of the air transportation services provided by Kanders Aviation to us and any additional expenses incurred by Kanders Aviation in connection with such air transportation services. During fiscal 2006, Kanders Aviation, LLC did not provide us with any services.

We also agreed to reimburse Kanders & Co., a corporation controlled by our Chairman of the Board and Chief Executive Officer, for the full cost of maintaining his principal office in Stamford, Connecticut or such other location as Mr. Kanders may determine, including, without limitation, costs for rent, utilities, secretarial services, information services, transportation services and similar office-related expenses (‘‘Office Reimbursement Expenses’’) consistent with prior reimbursements to Kanders & Co. During fiscal 2006, we reimbursed Kanders & Co. for Office Reimbursement Expenses in the aggregate amount of $242,000.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP has audited our financial statements for the fiscal year ended December 31, 2006. The Board of Directors and the Audit Committee desire to continue the services of PricewaterhouseCoopers LLP for the current fiscal year ending December 31, 2007. Accordingly, the Board of Directors recommends that the stockholders ratify the appointment by the Board of Directors of the firm of PricewaterhouseCoopers LLP to audit our financial statements for the fiscal year ending December 31, 2007. Representatives of that firm are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. In the event the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the proxy.

FORM 10-K

We will provide, without charge, to each stockholder as of the Record Date, upon our receipt of a written request of the stockholder, a copy of our Annual Report on Form 10-K and the amendment thereto for the fiscal year ended December 31, 2006, including the financial statements and schedules, as filed with the Commission. Stockholders should direct the written request to Armor Holdings, Inc., c/o the Secretary at 13386 International Parkway, Jacksonville, Florida 32218.

REQUIREMENTS FOR SUBMISSION OF
STOCKHOLDER PROPOSALS, NOMINATION OF DIRECTORS AND
OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the Commission, if a stockholder wants us to include a proposal in our Proxy Statement and Proxy Card for presentation at our 2007 Annual Meeting, the proposal must be received by us at our principal executive offices at 13386 International Parkway, Jacksonville, Florida 32218 by December 31, 2007 (or, if the 2008 Annual Meeting is called for a date not within 30 calendar days before or after June 19, 2008, within a reasonable time before we begin to print and mail our proxy materials for the meeting). The proposal should be sent to the attention of the Secretary of Armor Holdings, Inc. and must include the information and representations that are set out in Exchange Act Rule 14a-8.

Under our Amended and Restated Bylaws, and as permitted by the rules of the Commission, certain procedures are provided that a stockholder must follow to nominate persons for election as Directors or to introduce an item of business at a meeting of our stockholders. These procedures provide that nominations for Director nominees and/or an item of business to be introduced at a meeting of our stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. Any written submission by a stockholder including a Director nomination and/or item of business to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Amended and Restated Bylaws, Delaware law, the New York Stock Exchange, the Exchange Act, the rules and regulations of the Commission and must include the information necessary for the Board to determine whether the candidate qualifies as independent under the New York Stock Exchange’s rules.

We must receive notice of the intention to introduce a Director nomination or to present an item of business at our 2008 Annual Meeting (a) not less than sixty (60) days nor more than ninety (90) days prior to June 19, 2008 if our 2008 Annual Meeting is held within thirty (30) days before or after June 19, 2008; or (b) not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first, in the event our 2008 Annual Meeting is not held within thirty (30) days before or after June 19, 2008. In the event we call a special meeting of our stockholders, we must receive your intention to introduce a Director nomination or to present an item of business at the special meeting of stockholders not later than the close of business on the tenth (10th) day following the day on which the notice of such special meeting of stockholders was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

Assuming that our 2008 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a Director nomination or other item of business at that meeting not less than sixty (60) days nor more than ninety (90) days prior to June 19, 2008. If we do not receive notice within the prescribed dates, or if we meet other requirements of the Commission rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting. In addition, nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposals may be disregarded.

FOR THE BOARD OF DIRECTORS
/s/ Ian T. Graham Ian T. Graham Secretary

ARMOR HOLDINGS, INC.

ANNUAL MEETING
June 19, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Warren B. Kanders and Robert R. Schiller, or either of them, as proxies to represent the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of common stock of Armor Holdings, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Armor Holdings, Inc., to be held on June 19, 2007 at 10:00 A.M., New York City time, at One Landmark Square, 22nd Floor, Stamford, Connecticut 06901 and any adjournments and postponements thereof.

THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" EACH PROPOSAL.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

ARMOR HOLDINGS, INC.

June 19, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20630000000000000000 6 061907

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2007	☐	☐	☐

PLEASE DATE, SIGN AND RETURN THIS PROXY.

THANK YOU.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.